UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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The Goldman Sachs Group, Inc.

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THE GOLDMAN SACHS GROUP, INC. 85 Broad Street New York, New York 10004

February 27, 2006

Dear Shareholder:

You are cordially invited to attend the 2006 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. We will hold the meeting on Friday, March 31, 2006 at 9:30 a.m., New York City time, at our offices at 32 Old Slip, New York, New York 10005. We hope that you will be able to attend.

Enclosed you will find a notice setting forth the business expected to come before the meeting, the Proxy Statement, a form of proxy and a copy of our 2005 Annual Report.

Your vote is very important to us. Whether or not you plan to attend the meeting in person, your shares should be represented and voted.

Sincerely,

Henry M. Paulson, Jr.

Chairman and Chief Executive Officer

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

Notice of 2006 Annual Meeting of Shareholders

TIME AND DATE	9:30 a.m., New York City time, on Friday, March 31, 2006.
PLACE	32 Old Slip, New York, New York 10005.
ITEMS OF BUSINESS	• To elect eleven directors to our Board of Directors for one-year terms.
• To approve an amendment to The Goldman Sachs Restricted Partner Compensation Plan.
• To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 24, 2006.
• To transact such other business as may properly come before the Annual Meeting.
RECORD DATE	The record date for the determination of the shareholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on January 30, 2006.
INSPECTION OF LIST OF SHAREHOLDERS OF RECORD	A list of the shareholders of record as of January 30, 2006 will be available for inspection during ordinary business hours at our offices, 85 Broad Street, New York, New York 10004, from March 21, 2006 to March 30, 2006, as well as at the Annual Meeting.
ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the Annual Meeting is included in the accompanying Proxy Statement.
PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

February 27, 2006

THE GOLDMAN SACHS GROUP, INC.

85 Broad Street

New York, New York 10004

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

March 31, 2006

INTRODUCTION

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of The Goldman Sachs Group, Inc., a Delaware corporation (“Goldman Sachs,” the “firm” or “we”), to be used at our 2006 Annual Meeting of Shareholders on Friday, March 31, 2006 at 9:30 a.m., New York City time, and at any adjournments or postponements of the Annual Meeting. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent to shareholders is February 27, 2006.

Holders of our common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on January 30, 2006, will be entitled to vote at the Annual Meeting. On that date, there were 437,934,078 shares of Common Stock outstanding, each of which is entitled to one vote for each matter to be voted on at the Annual Meeting, held by 6,159 shareholders of record.

You can vote your shares by executing and returning the enclosed proxy card, or vote through the Internet or by telephone. If you properly submit your proxy by any of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions. If you execute your proxy card but do not give instructions, your shares will be voted as follows: FOR the election of our director nominees, FOR the amendment to The Goldman Sachs Restricted Partner Compensation Plan (the “Restricted Partner Compensation Plan”), FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 24, 2006 and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

A proxy submitted through the Internet or by telephone may be revoked by (i) executing a later-dated proxy card that is received prior to 11:59 p.m., New York City time, on March 30, 2006, (ii) subsequently submitting a new proxy through the Internet or by telephone prior to 11:59 p.m., New York City time, on March 30, 2006 or (iii) attending the Annual Meeting and voting in person. A proxy submitted by proxy card may be revoked before the vote is cast by the designated proxy by (i) giving written notice to our Secretary at One New York Plaza, 37th Floor, New York, New York 10004, (ii) subsequently submitting another proxy bearing a later date or (iii) attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke your previously submitted proxy.

If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the Annual Meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of Common Stock as of the close of business on January 30, 2006, the record date for voting. Alternatively, in order to vote, you may obtain a proxy from your bank, broker or nominee and bring the proxy to the Annual Meeting.

Quorum Requirements

The holders of a majority of the outstanding shares of Common Stock on January 30, 2006, present in person or represented by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” are treated as present for quorum purposes.

Voting Requirements

Election of Directors. You may vote “for” or “withhold” with respect to any or all director nominees. The election of directors requires a plurality of the votes cast “for” the election of directors; accordingly, the eleven nominees receiving the highest number of votes “for” will be elected. “Withhold” votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Amendment of The Goldman Sachs Restricted Partner Compensation Plan. You may vote “for,” “against” or “abstain” with respect to the proposal to amend the Restricted Partner Compensation Plan (the proposed amended and restated Restricted Partner Compensation Plan is attached to this Proxy Statement as Annex A). A majority of the votes cast “for” or “against” the amendment must be voted “for” the amendment for it to pass. An abstention is not treated as a vote “for” or “against,” and will have no effect on the outcome of the vote.

Ratification of the Appointment of Independent Auditors. You may vote “for,” “against” or “abstain” with respect to the ratification of the appointment of our independent auditors. A majority of the votes cast “for” or “against” ratification must be voted “for” the ratification for it to pass. An abstention is not treated as a vote “for” or “against,” and will have no effect on the outcome of the vote.

Broker Authority to Vote. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), member brokers (other than Goldman, Sachs & Co. and any other subsidiaries or affiliates of Goldman Sachs that are NYSE member brokers (collectively, “GS&Co.”)) that do not receive instructions from their customers to vote may vote their customers’ shares in the brokers’ discretion on the proposals regarding the election of directors and the ratification of the appointment of independent auditors because these are “discretionary” under the NYSE rules. Because GS&Co. is affiliated with Goldman Sachs, NYSE policy specifies that, if GS&Co. does not receive voting instructions regarding shares held by it in street name for its customers, it may vote these shares on these discretionary proposals only in the same proportion as all other shares of record are voted with respect to each such proposal. Under the NYSE rules, the proposal to amend the Restricted Partner Compensation Plan is a “non-discretionary” item, which means that NYSE member brokers, including GS&Co., which have not received instructions from their customers do not have discretion to vote their customers’ shares on that matter. Broker non-votes will have no effect on the outcome of the vote on the proposal to amend the Restricted Partner Compensation Plan.

Employees’ Profit Sharing Retirement Income Plan. Pursuant to the terms of The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan, any shares beneficially owned through the plan for which voting instructions are not received will be voted in the same proportion as the shares beneficially owned through the plan for which voting instructions are received.

Expenses of Solicitation

We will pay the expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, solicitation may be made by certain directors, officers or employees of Goldman Sachs or its affiliates telephonically, electronically or by other means of communication and by Georgeson Shareholder Communications Inc., which we have hired to assist in the solicitation and distribution of proxies. Directors, officers and employees will receive no additional compensation for such solicitation, and Georgeson will receive a fee of $9,000 for its services. We will reimburse brokers, including GS&Co., and other nominees for costs incurred by them in mailing proxy materials to beneficial owners in accordance with applicable rules.

Availability of Certain Documents

A copy of our 2005 Annual Report to Shareholders is enclosed and copies of our Policy Regarding Director Independence Determinations and Audit Committee Charter are attached to this Proxy Statement as Annex B and Annex C, respectively. You also may obtain, free of charge, a copy of these documents, our 2005 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), our Corporate Governance Guidelines, our Code of Business Conduct and Ethics and the charters for our Compensation and Corporate Governance and Nominating Committees, without charge, by writing to: The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations; e-mail: gs-investor-relations@gs.com. All of these documents also are available on our website at http://www.gs.com/our_firm/investor_relations/.

Voting Arrangements

Shareholders’ Agreement. All employees of Goldman Sachs who participate in The Goldman Sachs Partner Compensation Plan (the “Partner Compensation Plan”) and the Restricted Partner Compensation Plan are “covered persons” under our Shareholders’ Agreement. The Shareholders’ Agreement, among other things, restricts voting of the shares of Common Stock owned by each covered person as sole beneficial owner or jointly with a spouse (but excluding shares acquired pursuant to The Goldman Sachs Employees’ Profit Sharing Retirement Income Plan) (“Voting Shares”). The committee that administers the Shareholders’ Agreement (the “Shareholders’ Committee”) may, under certain circumstances, waive the voting provisions of the Shareholders’ Agreement.

Prior to any vote of our shareholders, the Shareholders’ Agreement requires a separate, preliminary vote of the Voting Shares. In the election of directors, each Voting Share will be voted in favor of the election of the eleven nominees receiving the highest numbers of votes cast by the Voting Shares in the preliminary vote. For amendment of the Restricted Partner Compensation Plan and ratification of our independent auditors, all Voting Shares will be voted in accordance with the majority of the votes cast by the Voting Shares in the preliminary vote.

If you are a party to the Shareholders’ Agreement, you previously gave an irrevocable proxy to the Shareholders’ Committee to vote your Voting Shares at the Annual Meeting, and you directed that the proxy be voted in accordance with the preliminary vote. You also authorized the holder of the proxy to vote on other matters that come before the Annual Meeting as the holder sees fit, in a manner that is not inconsistent with the preliminary vote and that does not frustrate the intent of the preliminary vote.

As of January 30, 2006, 30,877,644 of the outstanding shares of Common Stock are Voting Shares (representing approximately 7.1% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting). The preliminary vote with respect to the Voting Shares will be concluded on or about March 17, 2006.

The Shareholders’ Agreement will continue in effect until the earlier of January 1, 2050 and the time it is terminated by the vote of 66 2/3% of the covered shares.

Item 1.	Election of Directors

Our Board of Directors presently consists of eleven members. All of our directors are elected annually for a one-year term expiring at the Annual Meeting of Shareholders in the following year. Each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Independence of Non-Employee Directors

For a director to be considered independent under NYSE rules, the Board of Directors must determine that the director does not have any direct or indirect material relationship with Goldman Sachs. The Board has established a policy to assist it in determining director independence (the “Policy Regarding Director Independence Determinations”), which is attached to this Proxy Statement as Annex B. The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee and in accordance with our Policy Regarding Director Independence Determinations, that each of Lord Browne of Madingley, John H. Bryan, Claes Dahlbäck, Stephen Friedman, William W. George, James A. Johnson, Lois D. Juliber, Edward M. Liddy and Ruth J. Simmons (the “Non-Employee Directors”) is “independent” within the meaning of the rules of the NYSE. Moreover, the Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee, as well as the Corporate Governance and Nominating Committee and the Compensation Committee (each of whom is a Non-Employee Director), is “independent” under the SEC’s audit committee independence standards.

In connection with the independence determinations, the Corporate Governance and Nominating Committee and the Board of Directors each considered all of the relationships between the director and Goldman Sachs, including those relationships deemed immaterial under the Policy Regarding Director Independence Determinations, and in particular the following relationships:

Mr. Dahlbäck serves as chairman of the investment committee of certain funds managed by EQT, a private equity firm, and receives less than 1% of the total profits of each such fund in connection with his role there. Mr. Dahlbäck is also a limited partner investor in certain of these EQT funds, owning less than 1% of each such fund. Certain funds managed by a Goldman Sachs subsidiary have an aggregate $23.1 million investment in one such EQT fund (which fund has total committed capital of approximately $3.0 billion). In connection with this investment, in fiscal 2005, the Goldman Sachs-managed funds made aggregate capital contributions of approximately $8.7 million, which included approximately $350,000 of management fees, to the EQT fund. In addition, in July 2005, certain EQT funds and certain funds managed by Goldman Sachs co-invested in a $5.3 billion acquisition. The EQT funds invested approximately $730 million and the Goldman Sachs-managed funds invested approximately $599 million.

In light of the ordinary course of business nature of these transactions, the size of the EQT funds as compared to the investment in these funds by the Goldman Sachs-managed funds, the nature of Mr. Dahlbäck’s advisory role at the funds and Mr. Dahlbäck’s insignificant interest in the funds, the Corporate Governance and Nominating Committee and the Board of Directors determined that these relationships are not material and that Mr. Dahlbäck is “independent” within the meaning of the rules of the NYSE.

Mr. Friedman has served since June 2005 as a senior advisor for Stone Point Capital LLC (“Stone Point”), a private equity firm. Mr. Friedman is also a member of the investment committee of Trident II, L.P. (“Trident II”), a Stone Point-managed private equity fund, which received total capital commitments of approximately $1.3 billion. Certain funds managed by a Goldman Sachs subsidiary have made an aggregate investment of $42.5 million in Trident II. In connection with this investment, in fiscal 2005, the

Goldman Sachs-managed funds made aggregate capital contributions of approximately $235,000, which included approximately $155,000 of management fees. Although Mr. Friedman has no equity or carried interest in Trident II, certain of his family members are the beneficiaries of a trust which holds a limited partnership interest in the general partner of Trident II. In connection with this limited partnership interest, the trust received a carried interest that entitles it to receive less than 1.5% of the total profits of Trident II.

Mr. Friedman has served since April 2005 as a senior advisor to Insight Venture Partners (“Insight”), a private equity firm, and will receive less than 1% of the total profits of certain funds managed by Insight in connection with his role there. Mr. Friedman is also a limited partner investor in these funds, owning an interest of less than 2.5% in the aggregate. Certain funds managed by a Goldman Sachs subsidiary have an aggregate investment of $20 million in the Insight funds in which Mr. Friedman has an interest (which funds have committed capital of approximately $675 million in the aggregate). In connection with this investment, in fiscal 2005, the Goldman Sachs-managed funds made aggregate capital contributions of approximately $4.5 million, which included approximately $310,000 of management fees, to the Insight funds. Mr. Friedman will have no economic interest in profits derived from the Goldman Sachs-managed funds’ investment.

In light of the ordinary course of business nature of these transactions, Mr. Friedman’s insignificant interest in the funds, the nature of Mr. Friedman’s advisory role at the funds and the fact that he has no economic interest in any profits derived from the investment by the Goldman Sachs-managed funds, the Corporate Governance and Nominating Committee and the Board of Directors determined that these relationships are not material and that Mr. Friedman is “independent” within the meaning of the rules of the NYSE.

Nominees for Election as Directors

At the Annual Meeting, our shareholders will be asked to elect our eleven director nominees set forth below. While the Board of Directors does not anticipate that any of the nominees will be unable to stand for election as a director at the Annual Meeting, if that occurs, proxies will be voted in favor of such other person or persons who are recommended by our Corporate Governance and Nominating Committee and designated by the Board of Directors.

All of the nominees currently are members of the Board of Directors, and all of the nominees have been recommended for re-election to the Board of Directors by our Corporate Governance and Nominating Committee and approved and nominated for re-election by the Board of Directors. Set forth below is information as of February 1, 2006 regarding the nominees, which has been confirmed by each of them for inclusion in this Proxy Statement.

Nominees for Election to the Board of Directors for a One-Year Term Expiring in 2007

Lloyd C. Blankfein	Director since April 2003

Mr. Blankfein, age 51, has been our President and Chief Operating Officer since January 2004. Prior to that, from April 2002 until January 2004, he was a Vice Chairman of Goldman Sachs, with management responsibility for the Fixed Income, Currency and Commodities Division (“FICC”) and the Equities Division. Prior to becoming a Vice Chairman, he had served as Co-Head of FICC since its formation in 1997. From 1994 to 1997, he headed or co-headed the Currency and Commodities Division. Mr. Blankfein is not on the board of any public company other than Goldman Sachs. He is affiliated with certain non-profit organizations, including as a member of the Harvard University Committee on University Resources, as a trustee of the New York Historical Society, as an overseer of the Weill Medical College of Cornell University, as a director of the Partnership for New York City and as a director of The Robin Hood Foundation.

Lord Browne of Madingley	Director since May 1999

Lord Browne, age 57, was appointed an executive director of BP p.l.c. (formerly The British Petroleum Company p.l.c.) in 1991 and became its Group Chief Executive in 1995. He is on the board of one public company in addition to Goldman Sachs and BP p.l.c.: Intel Corporation.

John H. Bryan	Director since November 1999

Mr. Bryan, age 69, is the retired Chairman and Chief Executive Officer of, and currently serves as a consultant to, Sara Lee Corporation. He served as its Chief Executive Officer from 1975 to June 2000 and as its Chairman of the Board from 1976 until his retirement in October 2001. He is on the boards of the following public companies in addition to Goldman Sachs: BP p.l.c. and General Motors Corporation. Mr. Bryan is the past Chairman of the Grocery Manufacturers of America, Inc. and the past Vice Chairman and a current member of The Business Council. He also served as Co-Chairman of the World Economic Forum’s annual meetings in 1994, 1997 and 2000. In addition, Mr. Bryan is affiliated with certain non-profit organizations, including as a trustee of the University of Chicago, as Chairman of the Board of Trustees of The Art Institute of Chicago, as Chairman of the Board of Directors of Millennium Park, Inc. and as the past Chairman and a current member of The Chicago Council on Foreign Relations; he is also the past Chairman of Catalyst.

Claes Dahlbäck	Director since June 2003

Mr. Dahlbäck, age 58, currently serves as a Senior Advisor to Investor AB, a Swedish-based investment company, and is also the Executive Vice Chairman of W Capital Management, an investment company owned by the Wallenberg Foundations. He previously served as Investor AB’s nonexecutive Chairman from April 2002 until April 2005, its Vice Chairman from April 1999 until April 2002 and its President and Chief Executive Officer from 1978 until April 1999. He also served as an international advisor to Goldman Sachs from May 1999 until February 2002. Mr. Dahlbäck is on the board of one public company in addition to Goldman Sachs: Stora Enso Oyj.

Stephen Friedman	Director since April 2005

Mr. Friedman, age 68, has been principally engaged as a Senior Advisor to Stone Point Capital, a private equity firm, since May 2005. He has been Chairman of the President’s Foreign Intelligence Advisory Board and Chairman of the Intelligence Oversight Board since December 2005. He served as Assistant to the President for Economic Policy and Director of the National Economic Council from December 2002 until December 2004. From 1998 until December 2002, Mr. Friedman was a senior principal of MMC Capital, the predecessor of Stone Point Capital. He retired as Senior Partner and Chairman of the Management Committee of The Goldman Sachs Group, L.P., our predecessor, in 1994, having joined the firm in 1966. Mr. Friedman is not on the board of any public company other than Goldman Sachs.

William W. George	Director since December 2002

Mr. George, age 63, was Chief Executive Officer of Medtronic, Inc. from May 1991 to May 2001 and its Chairman of the Board from April 1996 until his retirement in April 2002. He joined Medtronic in 1989 as President and Chief Operating Officer. Mr. George is currently a Professor of Management Practice at the Harvard Business School and was formerly Professor of Leadership and Governance at the International Institute for Management Development from January 2002 until May 2003, Visiting Professor of Technology Management at the École Polytechnique Fédérale de Lausanne from January 2002 until May 2003 and an Executive-in-Residence at the Yale School of Management from September 2003 through December 2003. Mr. George is on the boards of the following public companies in addition to Goldman Sachs: Exxon Mobil Corporation and Novartis AG. In addition, he is affiliated with certain non-profit organizations, including as Chairman of the Global Center for Leadership and Business Ethics and as a member of the Carnegie Endowment for International Peace.

James A. Johnson	Director since May 1999

Mr. Johnson, age 62, has been a Vice Chairman of Perseus, L.L.C., a merchant banking and private equity firm, since April 2001. From January 2000 to March 2001, he served as Chairman and Chief Executive Officer of Johnson Capital Partners, a private investment company. From January through December 1999, he was Chairman of the Executive Committee of Fannie Mae, having previously served as its Chairman and Chief Executive Officer from February 1991 through December 1998 and its Vice Chairman from 1990 through February 1991. Mr. Johnson is on the boards of the following public companies in addition to Goldman Sachs: Gannett Co., Inc., KB Home, Target Corporation, Temple-Inland, Inc. and UnitedHealth Group Inc. In addition, he is affiliated with certain non-profit organizations, including as Chairman Emeritus of the John F. Kennedy Center for the Performing Arts, as a member of each of the American Academy of Arts and Sciences, the American Friends of Bilderberg, the Council on Foreign Relations and The Trilateral Commission, and as an honorary trustee of The Brookings Institution.

Lois D. Juliber	Director since March 2004

Ms. Juliber, age 57, was a Vice Chairman of the Colgate-Palmolive Company from July 2004 until April 2005. She served as Colgate-Palmolive’s Chief Operating Officer from March 2000 to July 2004, as its Executive Vice President — North America and Europe from 1997 until March 2000 and as President of Colgate North America from 1994 to 1997. Ms. Juliber is on the board of one public company in addition to Goldman Sachs: E. I. Du Pont De Nemours and Company. She is affiliated with certain non-profit organizations, including as a member of the board of Girls Incorporated, and as a trustee of Wellesley College and Women’s World Banking.

Edward M. Liddy	Director since June 2003

Mr. Liddy, age 60, has been Chairman and Chief Executive Officer of The Allstate Corporation, the parent of the Allstate Insurance Company, since January 1999. He previously served as The Allstate Corporation’s President from January 1995 until May 2005 and Chief Operating Officer from January 1995 until January 1999. Prior to then, Mr. Liddy was Senior Vice President and Chief Financial Officer of Sears, Roebuck and Co., where he held a variety of senior operating and financial positions since 1988. He is on the board of one public company in addition to Goldman Sachs and The Allstate Corporation: 3M Company. He is also affiliated with certain non-profit organizations, including as Chairman of Northwestern Memorial Hospital and as a director of both Catalyst and the Boys & Girls Clubs of America.

Henry M. Paulson, Jr.	Director since August 1998

Mr. Paulson, age 59, has been our Chairman and Chief Executive Officer since May 1999. He was Co-Chairman and Chief Executive Officer or Co-Chief Executive Officer of The Goldman Sachs Group, L.P., our predecessor, from June 1998 to May 1999, and served as Chief Operating Officer from December 1994 to June 1998. Mr. Paulson is not on the board of any public company other than Goldman Sachs. He is currently the Chairman of the Financial Services Forum. He is affiliated with certain non-profit organizations, including as a member of the Board of Directors of Catalyst. He also serves on the Advisory Board of the Tsinghua University School of Economics and Management. He is Chairman of the Board of Directors of The Nature Conservancy, Co-Chairman of the Asia/Pacific Council of The Nature Conservancy and Chairman Emeritus of The Peregrine Fund, Inc.

Ruth J. Simmons	Director since January 2000

Dr. Simmons, age 60, has been President of Brown University since July 2001. She was President of Smith College from 1995 to June 2001 and Vice Provost of Princeton University from 1992 to 1995. Dr. Simmons is on the boards of the following public companies in addition to Goldman Sachs: Pfizer Inc. and Texas Instruments Inc. She also serves on the Directors’ Advisory Council of MetLife, Inc. In addition, Dr. Simmons is affiliated with certain non-profit organizations, including as a member of each of the American Academy of Arts and Sciences, the American Philosophical Society and the Council on Foreign Relations, and as a Director of the Alliance for Lupus Research.

There are no family relationships among any directors, nominees or executive officers of Goldman Sachs.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Lord Browne, Messrs. Blankfein, Bryan, Dahlbäck, Friedman, George, Johnson, Liddy and Paulson, Ms. Juliber and Dr. Simmons to the Board of Directors.

Board of Directors’ Meetings and Committees

Our Board of Directors held six meetings during our fiscal year ended November 25, 2005. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during fiscal 2005. Attendance at Board of Directors and committee meetings during fiscal 2005 averaged 99% for our directors as a group. We encourage our directors to attend Annual Meetings of Shareholders and believe that attendance at Annual Meetings is just as important as attendance at meetings of the Board of Directors and its committees. In fact, we typically schedule Board of Directors’ and committee meetings to coincide with the dates of our Annual Meetings. All of our directors attended last year’s Annual Meeting. Our Board of Directors has three standing committees, each of which is described below.

The following table provides 2005 membership for each of our Board’s standing committees.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee

Henry M. Paulson, Jr.

Lloyd C. Blankfein

Lord Browne of Madingley	✓(C)	✓	✓

John H. Bryan	✓	✓	✓(C)

Claes Dahlbäck	✓	✓	✓

Stephen Friedman	✓	✓	✓

William W. George	✓	✓	✓

James A. Johnson	✓	✓(C)	✓

Lois D. Juliber	✓	✓	✓

Edward M. Liddy	✓	✓	✓

Ruth J. Simmons		✓	✓

✓	= Member; C = Chair

Audit Committee

The primary purposes of our Audit Committee are to:

•	assist the Board of Directors in its oversight of:

°	the integrity of our financial statements;

°	our compliance with legal and regulatory requirements;

°	our independent auditors’ qualifications, independence and performance;

°	the performance of our internal audit function;

°	our internal control over financial reporting; and

°	our management of market, credit, liquidity and other financial and operational risks;

•	decide whether to appoint, retain or terminate our independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

•	prepare the report required to be prepared by the Audit Committee pursuant to the rules of the SEC for inclusion in our annual proxy statement.

Among the other duties and responsibilities set forth in its charter, the Audit Committee also reviews and monitors the adequacy of structures, policies and procedures that we have developed to assure the integrity of research by our investment research professionals. A copy of our Audit Committee Charter is attached as Annex C to this Proxy Statement.

During fiscal 2005, our Audit Committee met eleven times, including five executive sessions and five private sessions with each of management, the independent auditors and the Director of Internal Audit. In fiscal 2005, Lord Browne of Madingley, the Chair of our Audit Committee, also had five meetings with or including our Director of Internal Audit and Controller, six meetings with or including our Chief Financial Officer and seven meetings with or including our General Counsel and our Global Head of Compliance.

Our Board of Directors and our Corporate Governance and Nominating Committee have determined that each member of the Audit Committee is “independent” within the meaning of the rules of both the NYSE and the SEC. Our Board of Directors has also determined that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC. In that connection, in addition to the information set forth above regarding the background of each director, Lord Browne currently serves on the Audit Committee of Intel Corporation; Mr. Bryan currently serves on the Audit Committee of BP p.l.c., and was previously a member of the Audit Committee of General Motors Corporation and the Audit and Risk Management Committee of Bank One Corporation; Mr. Dahlbäck currently serves on the Audit Committee of Gambro AB, and was previously a member of the Audit Committee of Investor AB; Mr. Friedman was previously a member of the Audit Committee of Wal-Mart Stores, Inc.; Mr. George was previously a member of the Audit Committee of Target Corporation; Mr. Johnson was previously a member of the Audit Committee of UnitedHealth Group Inc.; Ms. Juliber currently serves on the Audit Committee of E. I. Du Pont De Nemours and Company; and Mr. Liddy is currently the Chair of the Audit Committee of 3M Company.

The Audit Committee and our Board of Directors have established a procedure whereby complaints or concerns with respect to accounting, internal controls and auditing matters may be communicated to the Audit Committee, as described under “Other Matters — Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Employee Directors.” The report of the Audit Committee is included in this Proxy Statement under “Report of the Audit Committee.”

Compensation Committee

The primary purposes of our Compensation Committee are to:

•	determine and approve the compensation of our Chief Executive Officer;

•	make recommendations to the Board of Directors with respect to executive compensation (including compensation of executive officers other than our Chief Executive Officer) and our incentive-compensation and equity-based plans that are subject to the approval of the Board of Directors;

•	assist the Board of Directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than that within the purview of the Corporate Governance and Nominating Committee), diversity and employment practices; and

•	prepare any report on executive officer compensation required by the rules and regulations of the SEC.

The Compensation Committee also administers The Goldman Sachs Amended and Restated Stock Incentive Plan (the “Stock Incentive Plan”) and the Restricted Partner Compensation Plan, and oversees the committee appointed by the Board of Directors to administer the Partner Compensation Plan.

During fiscal 2005, our Compensation Committee met four times. In addition, Mr. Johnson, the Chair of our Compensation Committee, met with two of the chairs of our internal compensation policy committee six times.

Our Board of Directors and the Corporate Governance and Nominating Committee have determined that each member of our Compensation Committee is “independent” within the meaning of the rules of the NYSE, and, as required by the Compensation Committee Charter, no member receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

The report of the Compensation Committee is included in this Proxy Statement under “Report of the Compensation Committee on Executive Compensation.”

Corporate Governance and Nominating Committee

The primary purposes of the Corporate Governance and Nominating Committee are to:

•	recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in our Corporate Governance Guidelines;

•	oversee the evaluation of the performance of the Board of Directors and our Chief Executive Officer;

•	review and concur in the Chief Executive Officer’s and other senior management’s succession plans; and

•	take a leadership role in shaping our corporate governance, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to Goldman Sachs.

In identifying and recommending nominees for positions on the Board of Directors, the Corporate Governance and Nominating Committee places primary emphasis on the criteria set forth in our Corporate Governance Guidelines, namely:

•	judgment, character, expertise, skills and knowledge useful to the oversight of our business;

•	diversity of viewpoints, backgrounds, experiences and other demographics;

•	business or other relevant experience; and

•	the extent to which the interplay of the nominee’s expertise, skills, knowledge and experience with that of other members of the Board of Directors will build a board that is effective, collegial and responsive to the needs of Goldman Sachs.

The Corporate Governance and Nominating Committee does not set specific, minimum qualifications that nominees must meet in order for the Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of Goldman Sachs and the composition of the Board of Directors. Members of the Corporate Governance and Nominating Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants also have been employed to help in identifying candidates. Once a candidate is identified for serious consideration, the Chair of the Corporate Governance and Nominating Committee enters into a discussion with that candidate.

The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. The policy adopted by the Corporate Governance and Nominating Committee provides that candidates recommended by shareholders are considered in the same manner as other candidates. Shareholders who wish to submit director candidates for consideration by the Corporate Governance and Nominating Committee for election at our 2007 Annual Meeting of Shareholders may do so by submitting in writing such candidates’ names, in compliance with the procedures and along with the other information required by our By-laws, to John F. W. Rogers, the Secretary of our Board of Directors, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004 between December 1, 2006 and December 31, 2006.

During fiscal 2005, our Corporate Governance and Nominating Committee met four times. In addition, Mr. Bryan, the Chair of our Corporate Governance and Nominating Committee, met with the Secretary of our Board of Directors seven times.

Our Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is “independent” within the meaning of the rules of the NYSE, and, as required by the Corporate Governance and Nominating Committee Charter, no member receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

The report of the Corporate Governance and Nominating Committee is included in this Proxy Statement under “Report of the Corporate Governance and Nominating Committee.”

Non-Employee Directors’ Meetings

In addition to the meetings of the committees of the Board of Directors described above, in connection with the Board of Directors’ meetings our Non-Employee Directors met four times in executive session during fiscal 2005. The Chair of our Corporate Governance and Nominating Committee presides at these executive sessions.

Employment Contracts and Change of Control Arrangements

We have entered into employment agreements with, among others, our directors who are employees and our other executive officers. Each of these employment agreements requires (unless waived by Goldman Sachs) that the employee devote his or her entire working time to the business and affairs of Goldman Sachs and its affiliates and subsidiaries; each agreement generally may be terminated at any time for any reason by either the employee or Goldman Sachs on 90 days’ prior notice.

The restricted stock units (“RSUs”), restricted Common Stock and stock options (“Options”) granted to our executive officers as described under “Executive Compensation” provide that if a change in control occurs and within 18 months thereafter (i) the grantee’s employment is terminated other than for “cause” (as defined in the applicable award agreement and/or the Stock Incentive Plan) or (ii) the grantee terminates employment for “good reason” (as defined in the applicable award agreement and/or the Stock Incentive Plan):

•	any unvested outstanding RSUs, restricted Common Stock and Options will become vested;

•	all outstanding Options will become exercisable;

•	restricted Common Stock will become transferable; and

•	the Common Stock underlying any outstanding RSUs will be delivered.

“Change in control” means the consummation of a business combination involving Goldman Sachs, unless immediately following the business combination either:

•	at least 50% of the total voting power of the surviving entity or its parent entity, if applicable, is represented by securities of Goldman Sachs that were outstanding immediately prior to the transaction (or by shares into which the securities of Goldman Sachs are converted in the transaction); or

•	at least 50% of the members of the board of directors of the surviving entity, or its parent entity, if applicable, following the transaction were, at the time of the Board of Directors’ approval of the execution of the initial agreement providing for the transaction, directors of Goldman Sachs on the date of grant of the RSUs and Options (including directors whose election or nomination was approved by two-thirds of the incumbent directors).

Director Compensation

For fiscal 2005, Non-Employee Director compensation consisted of:

•	an annual equity grant of 3,000 fully vested RSUs awarded on December 14, 2004 (Mr. Friedman, who joined the Board of Directors after the start of fiscal 2005, received a prorated award of 2,000 RSUs on April 18, 2005);

•	a $75,000 annual retainer awarded in 573 fully vested RSUs (382 RSUs for Mr. Friedman) on December 13, 2005; and

•	a $25,000 committee chair fee, if applicable, awarded in 191 fully vested RSUs on December 13, 2005.

The fiscal 2005 annual retainer and committee chair fee awards were determined by dividing the applicable dollar amounts by the average closing price per share of the Common Stock on the NYSE over the ten trading-day period up to and including the last day of fiscal 2005 ($131.06).

For fiscal 2006, Non-Employee Director compensation consists of:

•	an annual equity grant of one of the following: (i) 3,000 fully vested RSUs, (ii) 1,500 fully vested RSUs and 6,000 fully vested Options, or (iii) 12,000 fully vested Options, at the Non-Employee Director’s election (grants were made on December 13, 2005, with each of the Non-Employee Directors receiving 3,000 fully vested RSUs other than Mr. Johnson, who received 1,500 fully vested RSUs and 6,000 fully vested Options);

•	a $75,000 annual retainer, payable in December 2006, in cash or through a grant of fully vested RSUs, at the Non-Employee Director’s election; and

•	a $25,000 committee chair fee, if applicable, payable in December 2006, in cash or through a grant of fully vested RSUs, at the Non-Employee Director’s election.

RSUs awarded in connection with Non-Employee Director compensation provide for delivery of the underlying shares of Common Stock on the last business day in May in the year following the year of the Non-Employee Director’s retirement from the Board of Directors. Options awarded with respect to the fiscal 2006 annual equity grant generally become exercisable on the earlier of (i) the date the Non-Employee Director ceases to be a director of Goldman Sachs, and (ii) January 2009, although if the Non-Employee Director remains a director of Goldman Sachs, the underlying shares are subject to transfer restrictions until January 2010.

The Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, has a policy on stock ownership retention that requires Non-Employee Directors to beneficially own at least 5,000 shares of Common Stock or fully vested RSUs within two years of becoming a director. All of our Non-Employee Directors are in compliance with this policy.

Our directors are permitted to participate in Goldman Sachs’ employee matching gift program on the same terms as employees. Under the program for 2005, Goldman Sachs matches gifts of up to $2,000 in the aggregate per individual (and up to $25,000 in the aggregate per individual in the case of gifts made under a special program implemented in connection with Hurricane Katrina).

Non-Employee Directors receive no compensation other than directors’ fees. Employee directors receive no director compensation.

Executive Compensation

The following table sets forth for fiscal 2005, fiscal 2004 and fiscal 2003 the compensation, in compliance with the reporting requirements of the SEC, for our Chief Executive Officer and for each of our four most highly compensated executive officers other than our Chief Executive Officer during fiscal 2005. These five persons are referred to collectively as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards		All Other Compensation (d)
Named Executive Officer	Year	Salary	Cash Bonus	Other Annual Compensation (a)	Restricted Stock Awards (b)	Securities Underlying Options (c)
Henry M. Paulson, Jr.	2005	$600,000	$0	$203,431	$30,147,091	220,392	$51,325
Chairman and	2004	$600,000	$0	$169,982	$29,150,028	0	$39,331
Chief Executive Officer	2003	$600,000	$0	$117,655	$20,754,337	0	$46,242

Lloyd C. Blankfein	2005	$600,000	$19,120,500	$236,607	$10,804,573	218,872	$74,718
President and	2004	$600,000	$14,995,500	$221,620	$13,882,598	0	$51,244
Chief Operating Officer	2003	$600,000	$10,244,500	$147,257	$9,291,128	0	$63,997

David A. Viniar	2005	$600,000	$12,245,500	$211,526	$6,679,578	135,312	$74,718
Chief Financial Officer	2004	$600,000	$9,745,500	$218,892	$8,632,526	0	$51,244
	2003	$600,000	$6,244,500	$184,717	$5,221,660	0	$63,997

Suzanne Nora Johnson*	2005	$600,000	$10,767,500	—	$5,779,633	117,080	$30,325
Vice Chairman	2004	$600,000	$9,017,500	—	$7,882,500	0	$17,331

Edward C. Forst*	2005	$600,000	$10,745,500	—	$5,779,633	117,080	$74,718
Chief Administrative	2004	$600,000	$8,745,500	—	$7,674,288	0	$51,244
Officer

*	Fiscal 2003 information not applicable because the individual was not an executive officer in fiscal 2003.

(a)	For fiscal 2005, each of Messrs. Paulson, Blankfein and Viniar was provided with a car and driver, the aggregate incremental cost to Goldman Sachs for which was $153,931 for Mr. Paulson; $187,107 for Mr. Blankfein; and $189,145 for Mr. Viniar.

For fiscal 2004, each of Messrs. Paulson, Blankfein and Viniar was provided with a car and driver, the aggregate incremental cost to Goldman Sachs for which was $127,982 for Mr. Paulson; $174,285 for Mr. Blankfein; and $178,211 for Mr. Viniar.

For fiscal 2003, each of Messrs. Paulson, Blankfein and Viniar was provided with a car and driver, the aggregate incremental cost to Goldman Sachs for which was $117,655 for Mr. Paulson; $147,257 for Mr. Blankfein; and $154,770 for Mr. Viniar.

Messrs. Paulson, Blankfein and Viniar have used the car and driver for both business and commuting purposes, and the amounts above reflect the aggregate incremental cost to Goldman Sachs without deducting costs attributable to business use.

(b)	Mr. Paulson received a grant of restricted Common Stock in lieu of RSUs for fiscal 2005, with vesting terms that are identical to those of RSUs granted to the other Named Executive Officers for fiscal 2005. The values of the RSUs and restricted Common Stock shown in the table were determined, respectively, by multiplying the number of RSUs or shares of restricted Common Stock awarded to each Named Executive Officer by the closing price per share of Common Stock on the NYSE on (i) November 25, 2005 ($134.12), our 2005 fiscal year-end, for RSUs and restricted Common Stock granted on December 13, 2005, (ii) on November 26, 2004 ($104.84), our 2004 fiscal year-end, for RSUs granted on December 14, 2004, and (iii) on November 28, 2003 ($96.08), our 2003 fiscal year-end, for RSUs granted on December 17, 2003. The number of RSUs or shares of restricted Common Stock awarded to each Named Executive Officer for fiscal 2005 was determined by dividing the dollar amount to be granted as RSUs or restricted Common Stock by $134.12 (the closing price-per-share of the Common Stock on the NYSE on November 25, 2005, our 2005 fiscal year-end). In general, 40% of the RSUs or restricted Common Stock granted for fiscal 2005 were vested on the grant date, with the remainder vesting on November 28, 2008. In general, 40% of the RSUs granted for fiscal 2004 were vested on the grant date, with the remainder vesting on November 30, 2007, and 25% of the RSUs granted for fiscal 2003 were vested on the grant date, with the remainder vesting on November 24, 2006.

RSUs granted for fiscal 2005, fiscal 2004 and fiscal 2003 generally provide for delivery of the underlying shares of Common Stock in January 2009, January 2008 and January 2007, respectively, and restricted Common Stock granted for fiscal 2005 generally becomes transferable in January 2009.

In general, unvested RSUs and shares of restricted Common Stock are forfeited on termination of employment, except in limited cases such as retirement, and RSUs and restricted Common Stock, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for cause. Each Named Executive Officer currently meets the requirements under the RSUs and restricted Common Stock to qualify for retirement. Each RSU includes a “dividend equivalent right”, pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders. Holders of shares of restricted Common Stock are entitled to receive dividends paid with respect to those shares in the same amounts and at the same times that dividends are paid to holders of Common Stock.

The aggregate value of all Common Stock underlying all RSUs and all restricted Common Stock awarded to and held by each of the Named Executive Officers at the end of fiscal 2005 (including the RSUs and restricted Common Stock granted for fiscal 2005), determined based on the closing price-per-share of the Common Stock on the NYSE on November 25, 2005 ($134.12), and the number of outstanding RSUs and the number of outstanding shares of restricted Common Stock awarded to each of the Named Executive Officers in the aggregate since our initial public offering and for each of fiscal 2005, fiscal 2004 and (other than for Ms. Nora Johnson and Mr. Forst) fiscal 2003, respectively, are set forth in the following table:

Named Executive Officer	Aggregate Value of Underlying Common Stock	Aggregate Number of Outstanding RSUs/Restricted Common Stock*
		Since Initial Public Offering		Fiscal 2005		Fiscal 2004	Fiscal 2003
Mr. Paulson	$100,837,317	751,844	**	224,777	***	278,043	216,011
Mr. Blankfein	$47,688,780	355,568		80,559		132,417	96,702
Mr. Viniar	$27,280,947	203,407		49,803		82,340	54,347
Ms. Nora Johnson	$22,427,815	167,222		43,093		75,186	—
Mr. Forst	$25,802,810	192,386		43,093		73,200	—

*	RSUs unless otherwise noted.

**	527,067 RSUs and 224,777 shares of restricted Common Stock.

***	Restricted Common Stock.

(c)	For fiscal 2005, each Named Executive Officer received a grant of Options on December 13, 2005 with an exercise price, or “strike price,” of $131.64, the closing price-per-share of Common Stock on the NYSE on that date. 40% of these Options were vested on the grant date, with the remainder generally vesting on November 28, 2008. These Options generally become exercisable in January 2009, and expire on November 27, 2015. Shares received upon exercise of Options prior to January 2010 will not be transferable in any manner until January 2010. See the table “Option Grants in the Last Fiscal Year” and its accompanying footnotes.

(d)	Consists of Money Purchase Pension Plan contribution, Term Life Insurance premium, Goldman Sachs Employees’ Profit Sharing Retirement Income Plan contribution, executive medical and dental plan premium payments and long-term disability insurance premium, as set forth in the following table:

Named Executive Officer	Year	Money Purchase Pension Plan Contribution	Term Life Insurance Premium	Goldman Sachs Employees’ Profit Sharing Retirement Income Plan Contribution	Executive Medical and Dental Plan Premium Payments	Long- Term Disability Insurance Premium
Mr. Paulson	2005	$22,000	$162	$5,000	$23,616	$547
	2004	$22,000	$162	$5,000	$12,169	—
	2003	$23,000	$176	$5,000	$18,066	—

Mr. Blankfein	2005	$22,000	$162	$5,000	$47,009	$547
	2004	$22,000	$162	$5,000	$24,082	—
	2003	$23,000	$176	$5,000	$35,821	—

Mr. Viniar	2005	$22,000	$162	$5,000	$47,009	$547
	2004	$22,000	$162	$5,000	$24,082	—
	2003	$23,000	$176	$5,000	$35,821	—

Ms. Nora Johnson	2005	$ 0	$162	$6,000	$23,616	$547
	2004	$ 0	$162	$5,000	$12,169	—

Mr. Forst	2005	$22,000	$162	$5,000	$47,009	$547
	2004	$22,000	$162	$5,000	$24,082	—

In addition to the amounts disclosed in the Summary Compensation Table, each of Mr. Paulson, Mr. Blankfein, Mr. Viniar, Ms. Nora Johnson and Mr. Forst has accrued benefits under The Goldman Sachs Employees’ Pension Plan (the “Pension Plan”), entitling them to receive annual benefits upon retirement at age 65 of $10,533, $3,401, $6,906, $15,706 and $148, respectively. Effective as of November 27, 2004, the Pension Plan was frozen, and no participant will accrue any additional benefit thereunder.

On December 13, 2005, a retiree medical benefit for PMDs, including our Named Executive Officers, was approved. Any PMD who retires on or after November 24, 2006 and who, on the date of the PMD’s retirement, has been a PMD for eight or more years (our Named Executive Officers meet this requirement), will be eligible to receive retiree medical coverage for him or herself and eligible dependents, 75% of the cost of which will be paid by Goldman Sachs.

We make available for business use to certain of our Named Executive Officers private aircraft in which Goldman Sachs owns a fractional interest. Our general policy is not to permit employees, including Named Executive Officers, to use such aircraft for personal use. During fiscal 2005, there were limited instances in which certain of our Named Executive Officers brought personal guests as passengers on business-related flights. In such cases, the Named Executive Officers paid Goldman Sachs an amount equal to the greater of: (a) the aggregate incremental cost to Goldman Sachs of the usage by such guests; or (b) the price of a first-class commercial airline ticket for the same trip.

During fiscal 2005, Goldman Sachs made available financial counseling services to approximately 230 of our PMDs, including our Named Executive Officers. In each case, the aggregate incremental cost to Goldman Sachs was less than $50,000 (and, with respect to each of our Named Executive Officers for whom Other Annual Compensation is included in the Summary Compensation Table, such cost is included in Other Annual Compensation).

Stock Options

The following table provides information about Options granted to the Named Executive Officers for fiscal 2005.

OPTION GRANTS IN THE LAST FISCAL YEAR (a)

Individual Grants
Named Executive Officer	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value (b)
Henry M. Paulson, Jr.	220,392	6.51%	$131.64	11/27/2015	$7,253,101
Lloyd C. Blankfein	218,872	6.47%	$131.64	11/27/2015	$7,203,078
David A. Viniar	135,312	4.00%	$131.64	11/27/2015	$4,453,118
Suzanne Nora Johnson	117,080	3.46%	$131.64	11/27/2015	$3,853,103
Edward C. Forst	117,080	3.46%	$131.64	11/27/2015	$3,853,103

(a)	For fiscal 2005, each Named Executive Officer received a grant of Options on December 13, 2005 with an exercise price, or “strike price,” of $131.64, the closing-price-per-share of Common Stock on the NYSE on that date. 40% of these Options were vested on the grant date, with the remainder generally vesting on November 28, 2008. These Options generally become exercisable in January 2009 and expire on November 27, 2015. Shares received on exercise of Options prior to January 2010 generally will not be transferable until January 2010. Non-vested Options generally are forfeited on termination of employment, except in certain cases such as “retirement” (all of the Named Executive Officers have met the requirements for “retirement”). Upon termination of employment, Options granted in 2005, once vested, will remain exercisable generally until November 27, 2015. In general, Options, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for “cause.”

(b)	Valued based on a binomial option pricing model, adjusted by approximately 40% to reflect discounts for non-marketability over the contractual life of the Options as well as sales restrictions on the underlying shares of Common Stock that apply until January 2010. The exercise price of each Option ($131.64) is equal to the closing price-per-share of Common Stock on the NYSE on December 13, 2005, the date the Options were granted. The primary inputs to the Option valuation model were: 30.0% volatility; 4.5% risk-free rate of return; 0.9% dividend yield; and 7.5 year expected life. The values associated with the Option pricing variables described above are hypothetical and have been provided solely to comply with the rules of the SEC. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of the Common Stock on the date that the Option is exercised.

Fiscal Year-End Option Holdings

The following table provides information about unexercised Options held by each Named Executive Officer as of December 13, 2005.

FISCAL YEAR-END OPTION VALUES

Named Executive Officer	Shares acquired on exercise	Value realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-The-Money Options at Fiscal Year-End (a)
			Exercisable	Unexercisable (b)	Exercisable	Unexercisable
Henry M. Paulson, Jr.	0	$0	361,043	319,431	$16,570,532	$6,018,477
Lloyd C. Blankfein	0	$0	271,357	356,542	$12,327,485	$8,149,070
David A. Viniar	0	$0	167,198	186,063	$7,695,680	$3,139,567
Suzanne Nora Johnson	0	$0	123,375	148,517	$5,640,000	$2,027,253
Edward C. Forst	0	$0	127,409	182,318	$5,765,286	$3,894,758

(a)	“Value of Unexercised In-The-Money Options” is the aggregate, calculated on a grant-by-grant basis, of the product of the number of unexercised Options at our 2005 fiscal year-end (taking into account grants made in respect of fiscal 2005) multiplied by the difference between the exercise price for the grant and the closing price per share of Common Stock on the NYSE on November 25, 2005 ($134.12), our 2005 fiscal year-end. The actual value, if any, that will be realized upon the exercise of an Option will depend upon the difference between the exercise price of the Option and the market price of the Common Stock on the NYSE on the date that the Option is exercised.

(b)	The number of these Options granted for fiscal 2002 that became exercisable in January 2006 at an exercise price of $78.87 was as follows for each Named Executive Officer: Mr. Paulson — 99,039; Mr. Blankfein — 137,670; Mr. Viniar — 50,751; Ms. Nora Johnson — 31,437; and Mr. Forst — 65,238.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of November 25, 2005, the last day of fiscal 2005, regarding securities issued under our equity compensation plans that were in effect during fiscal 2005, including those granted on December 13, 2005 in respect of fiscal 2005 performance as part of the firm’s Discount Stock Program.

	Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	The Goldman Sachs Amended and Restated Stock Incentive Plan (a)	64,237,687	(b)	$83.2431	(b)	250,020,377	(c)

Equity compensation plans not approved by security holders	None	—		—		—

Total		64,237,687	(b)			250,020,377	(c)(d)

(a)	The Stock Incentive Plan was approved by the shareholders of Goldman Sachs at our 2003 Annual Meeting of Shareholders and is a successor plan to The Goldman Sachs 1999 Stock Incentive Plan (the “1999 Plan”), which was approved by our shareholders immediately prior to our initial public offering in May 1999 and under which no additional awards have been granted since approval of the Stock Incentive Plan.

(b)	Includes Options that are subject to vesting and other conditions. The number of securities to be issued upon exercise of outstanding Options, warrants and rights, as well as the weighted average exercise price of the outstanding Options, warrants and rights, excludes approximately 65,000 Options granted with a strike price of $0.01 in foreign jurisdictions that were intended to replicate the economic effect of our RSUs.

(c)	Of these shares, 55,086,037 shares may be issued pursuant to outstanding RSUs, including 48,602,805 shares granted under the Stock Incentive Plan and 6,483,232 shares granted under the 1999 Plan.

(d)	Represents shares remaining to be issued under the Stock Incentive Plan (243,537,145 shares) and the 1999 Plan (6,483,232 shares). The total number of shares of Common Stock that may be delivered pursuant to awards granted under the Stock Incentive Plan initially may not exceed 250,000,000 shares. Beginning November 29, 2008 and each fiscal year thereafter, the number of shares of Common Stock that may be delivered pursuant to awards granted after April 1, 2003 under the Stock Incentive Plan may not exceed 5% of our issued and outstanding shares of Common Stock, determined as of the last day of the immediately preceding fiscal year, increased by the number of shares that were available for awards in previous fiscal years but were not, at the date of determination, covered by awards granted in previous years.

Stock Price Performance

The following graph compares the performance of an investment in our Common Stock from November 24, 2000 through November 25, 2005, with the S&P 500 Index and the S&P Financial Index. The graph assumes $100 was invested on November 24, 2000 in each of our Common Stock, the S&P 500 Index and the S&P Financial Index and the dividends were reinvested on the date of payment without payment of any commissions. Dollar amounts in the graph are rounded to the nearest whole dollar. The performance shown in the graph represents past performance and should not be considered an indication of future performance.

The table below shows the cumulative total returns in dollars of our Common Stock, the S&P 500 Index and the S&P Financial Index for Goldman Sachs’ last five fiscal year-ends, assuming $100 was invested on November 24, 2000 in each of our Common Stock, the S&P 500 Index and the S&P Financial Index and the dividends were reinvested on the date of payment without payment of any commissions. The performance shown in the table represents past performance and should not be considered an indication of future performance.

	11/24/00	11/30/01	11/29/02	11/28/03	11/26/04	11/25/05
The Goldman Sachs Group, Inc.	$100.00	$109.78	$97.89	$120.30	$132.61	$171.18
S&P 500 Index	$100.00	$84.92	$69.78	$78.87	$88.14	$94.52
S&P Financial Index	$100.00	$99.47	$89.79	$103.64	$113.47	$124.24

Report of the Compensation Committee on Executive Compensation

The Compensation Committee is comprised of all nine of our Non-Employee Directors and operates pursuant to a written Charter that was amended and restated in January 2005, and is available on our website at http://www.gs.com/our_firm/investor_relations/. During fiscal 2005, the Compensation Committee held four meetings and the Chair of the Compensation Committee met with two of the chairs of our internal compensation policy committee six times. The Board of Directors determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Compensation Committee is “independent” within the meaning of the rules of the NYSE.* As required by its Charter, no member of the Compensation Committee receives, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

The Compensation Committee’s primary purposes are to:

•	determine and approve the compensation of our Chief Executive Officer;

•	make recommendations to the Board of Directors with respect to executive compensation (including compensation of executive officers other than our Chief Executive Officer) and our incentive-compensation and equity-based plans that are subject to the approval of the Board of Directors;

•	assist the Board of Directors in its oversight of the development, implementation and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, management succession (other than that within the purview of the Corporate Governance and Nominating Committee), diversity and employment practices; and

•	prepare this Report.

As part of this responsibility, the Compensation Committee administers the Stock Incentive Plan and the Restricted Partner Compensation Plan, and oversees the committee appointed by the Board of Directors to administer the Partner Compensation Plan. For fiscal 2005, the Board of Directors appointed a committee consisting of Messrs. Paulson and Blankfein and Ms. Nora Johnson (who replaced Robert Kaplan effective September 16, 2005) (with Mr. Paulson as Chair) as the administrative committee of the Partner Compensation Plan, and the Compensation Committee delegated to a committee consisting of these same three individuals certain responsibilities under the Stock Incentive Plan regarding non-executive officers.

The Compensation Committee engaged outside compensation consultants with differing expertise to assist it with benchmarking and analyses with respect to executive and non-executive compensation practices and determinations, equity-based award design, benefit and perquisite practices, and health, welfare and qualified retirement plan design. The Compensation Committee specifically asked two of these firms to provide insight on our compensation practices relative to industry best practices. On conclusion of this assessment, the firms informed the Chair of the

*	Mr. Dahlbäck recused himself with respect to compensation decisions relating to our executive officers subject to reporting under Section 16 of the Securities Exchange Act of 1934 because his affiliation with the EQT funds described above under “Independence of Non-Employee Directors” could result in his not being considered a “non-employee director” for purposes of an exemption under the short-swing profit rules under Section 16. Mr. Dahlbäck did, however, actively participate in discussions relating to all matters considered by the Compensation Committee and also participated in approvals of matters not related to the compensation of our Section 16 executive officers.

Compensation Committee that “Goldman Sachs has a very disciplined and extensive process to review and challenge all proposals brought to the Compensation Committee. This includes a comprehensive internal discussion and debate among staff groups and management, as well as a rigorous competitive review to ensure consistency with best practices.” Moreover, they stated “[t]here is a very strong pay-for-performance culture at Goldman Sachs, which involves significant attention and diligence on the part of management and has contributed to Goldman’s consistently superior performance.”

The discussion below constitutes the Report of the Compensation Committee.

Compensation Policies

In fiscal 2005, compensation for each of the Named Executive Officers, each of our other executive officers and each member of the firm’s Management Committee (27 individuals in the aggregate) consisted of three components — base salary, Restricted Partner Compensation Plan bonus and an award of options to purchase Common Stock (“Options”) under the Stock Incentive Plan. This Report discusses each of these components.

Base Salary

At the time individuals were selected to participate in the Restricted Partner Compensation Plan for fiscal 2005, the Compensation Committee determined to pay each participant a base salary for fiscal 2005 at the annual rate of $600,000, which is the same base salary as was paid to participants in the Restricted Partner Compensation Plan for fiscal 2004 and is also the same base salary as was paid to participants in the firm’s Partner Compensation Plan (the program through which the firm’s other senior executives are compensated) in each of fiscal 2004 and 2005.

Restricted Partner Compensation Plan

General. The Restricted Partner Compensation Plan is the primary program through which Mr. Paulson, each of the other Named Executive Officers, each of our other executive officers and each member of the firm’s Management Committee is compensated. Each fiscal year, the Compensation Committee selects individuals to participate in the Restricted Partner Compensation Plan from among eligible employees. No individual who participates in the Restricted Partner Compensation Plan can at the same time participate in the firm’s Partner Compensation Plan.

Each Restricted Partner Compensation Plan participant is paid a bonus determined under the Restricted Partner Compensation Plan. The bonus first is determined based on Goldman Sachs’ “Pre-Tax Pre-PCP Earnings” (as defined in the Restricted Partner Compensation Plan) for the fiscal year (the “Formula Bonus”). The Compensation Committee, in its discretion, then may reduce a participant’s bonus under the Restricted Partner Compensation Plan to an amount below the Formula Bonus. Each participant’s bonus under the Restricted Partner Compensation Plan for fiscal 2005 was reduced to an amount less than that permitted by the plan.

Bonuses under the Restricted Partner Compensation Plan are payable, as determined by the Compensation Committee, in cash and/or in the form of an equity-based award of equivalent value granted under the Stock Incentive Plan. For purposes of determining the Formula Bonus under the Restricted Partner Compensation Plan, RSUs and restricted shares of Common Stock are valued at the average of the closing prices of Common Stock over the ten trading-day period up to and including the last day of the fiscal year for which they are paid. However, in exercising its discretion to reduce a participant’s actual bonus below the Formula Bonus, the Compensation Committee may take into account the value of Common Stock over another period of time or as of any date it selects.

Considerations Used In Determining Amount of Bonus. In general, in determining participants’ actual bonuses under the Restricted Partner Compensation Plan, the Compensation Committee sought to assure that participants’ compensation amounts (including Option grants) were linked to Goldman Sachs’ results of operations as a whole, and also approximated the bonus amounts that would have resulted had the Restricted Partner Compensation Plan participants participated in the Partner Compensation Plan. In this way, the Compensation Committee sought to assure a continued spirit of collaboration among our senior executives. Ultimately, the Compensation Committee determined that, in light of the firm’s return on average tangible shareholders’ equity of 27.6%, pre-tax earnings of $8.3 billion and net earnings of $5.6 billion, the aggregate amount to be allocated as bonus compensation under both the Restricted Partner Compensation Plan and the Partner Compensation Plan, taking into account Option grants to Restricted Partner Compensation Plan participants, should result in a ratio of total compensation and benefits for all Goldman Sachs employees (including Restricted Partner Compensation Plan and Partner Compensation Plan participants) to net revenues for the firm equal to 47.2%. The Compensation Committee concluded that this ratio of total compensation and benefits to net revenues was appropriate for the firm in light of information provided by the outside compensation consultants engaged by the Compensation Committee, the Compensation Committee’s understanding of general industry practice derived from prior years’ experience, and Goldman Sachs’ financial performance in fiscal 2005.

In determining the actual bonuses payable to each participant under the Restricted Partner Compensation Plan, in addition to Goldman Sachs’ performance, the Compensation Committee focused on each individual’s contribution to the firm (including as reflected in the individual’s performance evaluations, which are described more fully below), business unit and divisional performance and compensation recommendations of the individuals to whom participants report. In the case of the Named Executive Officers, the Compensation Committee also considered the closing price of Common Stock on November 25, 2005, the last day of the 2005 fiscal year. Finally, the Compensation Committee paid careful attention to competitive compensation practices (in light of certain objective performance criteria, including return on shareholders’ equity and diluted earnings-per-share), as more fully described below.

Performance Considerations. The individual, business unit and divisional performance considerations used in determining total compensation for Restricted Partner Compensation Plan participants are derived through a number of internal objective and discretionary processes, including Goldman Sachs’ performance evaluation program. This program is a “360 degree” feedback process that reflects input regarding each individual on an array of categories from a number of professionals in the organization, including peers, employees senior to the individual and employees junior to the individual. The performance review feedback is combined with a subjective determination of individual performance, business unit and divisional performance and individual contributions to hiring, mentoring, training and diversity, to determine a proposed amount of total compensation.

Competitive Compensation Considerations. The proposed amount of total compensation determined as described above then is considered in light of competitive compensation levels. In this regard, for participants in the Restricted Partner Compensation Plan, the Compensation Committee used as a benchmark an independently prepared survey regarding compensation levels in 2004 for certain of the most highly compensated employees at The Bear Stearns Companies Inc., Citigroup Inc., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley.* With respect to the Named Executive Officers, the Compensation Committee paid particular attention to an internally prepared analysis based on publicly available data regarding the compensation paid in 2004 at The Bear Stearns Companies Inc., Citigroup Inc., J.P. Morgan Chase & Co., Lehman Brothers Holdings Inc., Merrill Lynch & Co., Inc. and Morgan Stanley.*

*	All of these competitor companies are included in the S&P Financial Index.

Mandatory Year-End Equity-Based Awards. All or part of each Restricted Partner Compensation Plan participant’s Restricted Partner Compensation Plan bonus was paid in the form of an equity-based award under the firm’s Stock Incentive Plan. Except for Mr. Paulson, who received all of his Restricted Partner Compensation Plan bonus in the form of “restricted” Common Stock, the portion of each Restricted Partner Compensation Plan participant’s bonus paid in cash versus the portion required to be granted as an equity-based award was determined pursuant to a progressive compensation-based formula under which, as the participant’s total compensation increased, a greater percentage of his or her Restricted Partner Compensation Plan bonus was comprised of an equity-based award.

Each participant in the Restricted Partner Compensation Plan, other than Mr. Paulson, received the year-end equity-based award portion of his or her Restricted Partner Compensation Plan bonus in the form of RSUs.* Mr. Paulson received his entire Restricted Partner Compensation Plan bonus in the form of restricted Common Stock.** For purposes of determining each Restricted Partner Compensation Plan participant’s Formula Bonus under the Restricted Partner Compensation Plan (other than the Named Executive Officers), the number of year-end RSUs was determined by dividing the dollar amount to be granted as year-end RSUs by the average closing price-per-share of the Common Stock on the NYSE for the ten-trading-day period up to and including the last day of the fiscal year ($131.06). In the case of each of the Named Executive Officers, the Compensation Committee decided to exercise its discretion to reduce the Formula Bonus so that the sum of each Named Executive Officer’s cash bonus (if any), plus the value of his or her RSU or restricted Common Stock award, determined based on the closing price of Common Stock on November 25, 2005, the last day of the 2005 fiscal year ($134.12), rather than the ten-day average price, would equal the amount reflected on the Summary Compensation Table.

The Compensation Committee determined that it was appropriate to grant all or part of the bonuses under the Restricted Partner Compensation Plan in the form of RSUs or restricted Common Stock in light of a number of factors, including input from the Compensation Committee’s outside compensation consultants, competitive compensation practices, maximization of shareholder value and alignment of the long-term interests of our shareholders and our senior executives. Each individual who receives an RSU or a share of restricted Common Stock becomes, economically, a long-term shareholder of Goldman Sachs, with the same interests as our other shareholders. This economic

*	An RSU constitutes an unfunded, unsecured promise to deliver a share of Common Stock on a predetermined date. In general, 40% percent of these year-end RSUs were vested when they were granted and the remaining 60% will become vested at the end of the 2008 fiscal year. The RSUs provide for accelerated vesting on a recipient’s “retirement” (subject to a noncompetition condition), and each Named Executive Officer currently meets the requirements for “retirement.” In general, shares underlying all of these year-end RSUs granted for fiscal 2005 will be delivered in January 2009. Each RSU includes a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders.

**	As with the RSUs described above, 40% of these shares were vested at the time of grant and the remaining 60% will become vested at the end of the 2008 fiscal year. Also as with the RSUs described above, the shares of restricted Common Stock provide for accelerated vesting on Mr. Paulson’s “retirement” (subject to a noncompetition condition), and Mr. Paulson currently meets the requirements for “retirement.” All of the shares of Common Stock that were vested on grant were used by Mr. Paulson to meet his income tax obligations related to the grant of restricted Common Stock. None of the shares of restricted Common Stock can be transferred until January 2009. Consistent with RSUs granted to our other employees with respect to which “dividend equivalents” are paid, Mr. Paulson is entitled to receive dividends paid on his unvested shares of restricted Common Stock. In addition, Mr. Paulson is entitled to vote his shares of restricted Common Stock (subject to the provisions of the Shareholders’ Agreement).

interest results because the amount a recipient ultimately realizes from an RSU or a share of restricted Common Stock depends on the value of Common Stock when actual shares are delivered, or shares become transferable, in January 2009. The Compensation Committee also believes that these RSUs and restricted Common Stock awards should provide a strong incentive for Restricted Partner Compensation Plan participants to continue to analyze management issues in terms of the effect those issues will have on Goldman Sachs as a whole, as opposed to the effect they might have on any particular Goldman Sachs business unit.

PMD Discount Stock Program

In 2004 the Compensation Committee, with input from its outside compensation consultants, adopted the PMD Discount Stock Program under the Stock Incentive Plan. None of the Named Executive Officers was eligible to participate in the PMD Discount Stock Program for fiscal 2005.

The purpose of the PMD Discount Stock Program is to encourage the acquisition and long-term holding of Common Stock by senior executives. The PMD Discount Stock Program gives participants in the Partner Compensation Plan and the Restricted Partner Compensation Plan an opportunity to request the use of all or part of the cash portion of their year-end bonuses to acquire RSUs (“Base RSUs”) under the Stock Incentive Plan at an effective 25% discount from the closing price of Common Stock on a pre-determined date (December 13, 2005 ($131.64) for the fiscal 2005 program). The 25% discount is accomplished by a grant of RSUs (the “Discount RSUs”) equal to one-third of the number of Base RSUs. The Base RSUs are 100% vested when granted. In general, shares underlying Base RSUs granted under the fiscal 2005 program either were delivered in January 2006 or will be delivered in January 2009 (depending on whether participation was on a pre- or after-tax basis), but in either case the shares underlying the Base RSUs generally will not be transferable (other than to satisfy certain tax obligations) prior to January 2009. One-half of the Discount RSUs granted under the fiscal 2005 program will vest in each of November 2007 and November 2008; shares underlying vested Discount RSUs generally will be delivered in January 2009, at which time they will be freely transferable. As with other RSUs that have been granted under the Stock Incentive Plan, RSUs granted under the PMD Discount Stock Program include a “dividend equivalent right,” pursuant to which the holder of the RSU is entitled to receive an amount equal to any ordinary cash dividends paid to the holder of a share of Common Stock approximately when those dividends are paid to shareholders. While the Base RSUs (and their underlying shares) are not forfeitable, the Discount RSUs are subject to forfeiture for termination of employment prior to vesting and for failing to comply with certain terms and conditions including certain restrictive covenants. Unlike year-end RSUs granted to employees described above, Discount RSUs do not have accelerated vesting on a participant’s “retirement.”

Options

In order to provide an appropriate long-term incentive to Goldman Sachs’ senior executives who participate in the Restricted Partner Compensation Plan, the Compensation Committee, with input from its outside compensation consultants, decided to grant Options to all of these senior executives, including Mr. Paulson. The number of Options granted was determined based on a percentage (which ranged from 16% to 24%) of each Restricted Partner Compensation Plan participant’s total compensation (without taking the Options into account), with the actual number of Options being determined based on the value attributed to those Options for financial reporting purposes and as reflected in the table entitled “Option Grants in the Last Fiscal Year” on page 17 ($32.91 per Option).

The Compensation Committee determined that Restricted Partner Compensation Plan participants, who are critical to Goldman Sachs’ long-term success, should receive grants of Options. Options are designed to directly link each Restricted Partner Compensation Plan participant’s compensation to value creation for shareholders, given the amount (if any) each individual ultimately realizes from the Options depends solely on the increase in value of Common Stock from the grant date to the date the Options are exercised.*

The Named Executive Officers received the following Option grants under the Stock Incentive Plan and also received the following portions of their Restricted Partner Compensation Plan bonuses in cash and/or in the form of an equity–based award:

Named Executive Officer	Percent of Restricted Partner Compensation Plan Bonus Paid in Cash	Percent of Restricted Partner Compensation Plan Bonus Paid in the Form of Equity-Based Award	Shares Underlying Options Granted
Henry M. Paulson, Jr.	0%	100%	220,392
Lloyd C. Blankfein	64%	36%	218,872
David A. Viniar	65%	35%	135,312
Suzanne Nora Johnson	65%	35%	117,080
Edward C. Forst	65%	35%	117,080

Compensation of the Chief Executive Officer

Mr. Paulson’s compensation was determined in the manner described above that was applicable to all other Named Executive Officers, except that in considering Mr. Paulson’s compensation, the Compensation Committee also considered an independently prepared analysis of chief executive officer 2004 compensation at Fortune Magazine’s list of America’s 50 largest corporations and certain other corporations** and a tally sheet setting forth Mr. Paulson’s compensation, benefits and related items, and certain other items, which was prepared internally with assistance from two of the outside compensation consultants engaged by the Compensation Committee. The portions of this tally sheet relating to Mr. Paulson’s 2005 compensation, and certain benefits and perquisites are reflected below:

*	The Options were granted on December 13, 2005 with an exercise price, or “strike price,” of $131.64, the closing-price-per-share of the Common Stock on the NYSE on that date. 40% of these Options were vested on the grant date, with the remaining 60% generally vesting on November 28, 2008. These Options generally become exercisable in January 2009 and expire on November 27, 2015. Shares received on exercise of Options prior to January 2010 generally will not be transferable in any manner until January 2010. Non-vested Options generally are forfeited on termination of employment, except in certain cases such as “retirement” (all of the Named Executive Officers have met the requirements for “retirement”). Upon termination of employment, Options granted in 2005, once vested, will remain exercisable generally until November 27, 2015. In general, Options, whether or not vested, may be forfeited in certain circumstances, such as if the holder’s employment is terminated for “cause.”

**	The corporations included in this analysis were: Wal-Mart Stores, Inc., Exxon Mobil Corporation, General Motors Corporation, Ford Motor Company, General Electric Company, ChevronTexaco Corporation (now Chevron Corporation), ConocoPhillips, Citigroup Inc., American International Group, Inc., International Business Machines Corporation, Hewlett-Packard Company, Berkshire Hathaway Inc., The Home Depot, Inc., Verizon Communications Inc., McKesson Corporation, Cardinal Health, Inc., Altria Group, Inc., Bank of America Corporation, State Farm Insurance Companies, J.P. Morgan Chase & Co., The Kroger Co., Valero Energy Corporation, AmerisourceBergen Corporation, Pfizer Inc., The Boeing Company, The Procter & Gamble Company, Target Corporation, Dell Inc., Costco Wholesale Corporation, Johnson & Johnson, Marathon Oil Corporation, Time Warner Inc., SBC Communications Inc. (now AT&T Inc.), The Dow Chemical Company, Albertson’s, Inc, Morgan Stanley, MetLife, Inc., Walgreen Co., United Technologies Corporation, UnitedHealth Group Incorporated, Microsoft Corporation, United Parcel Service, Inc., Lowe’s Companies, Inc., Archer-Daniels-Midland Company, Sears, Roebuck and Co., Safeway Inc., Lockheed Martin Corporation, Medco Health Solutions, Inc., Motorola, Inc., Intel Corporation, Merrill Lynch & Co., Inc., Lehman Brothers Holdings Inc., and The Bear Stearns Companies Inc. Of these corporations, the following are included in the S&P Financial Index: Citigroup Inc., American International Group, Inc., Bank of America Corporation, J.P. Morgan Chase & Co., Morgan Stanley, MetLife, Inc., Merrill Lynch & Co., Inc., Lehman Brothers Holdings Inc., and The Bear Stearns Companies Inc.

TALLY SHEET

Components of 2005 Compensation, Benefits and Perquisites

Henry M. Paulson, Jr.

Amount ($)
Cash Compensation
Base Salary	$600,000
Cash Bonus	$0

Equity-Based Compensation*
Restricted Common Stock	$30,147,091
• Shares — 224,777
° Vested — 89,910
° Unvested — 134,867
Stock Options	$7,253,101
• Shares Underlying Options — 220,392
° Vested — 88,156
° Unvested — 132,236
• Exercise Price — $131.64

Total Compensation	$38,000,192

Retirement and Welfare Benefits
Firm Qualified Profit Sharing Plan Contribution	$5,000
Qualified Money Purchase Pension Plan Contribution	$22,000
Term Life Insurance Premium	$162
Medical/Dental Benefit Premium Value	$23,616
Long-Term Disability Insurance Premium	$547

Other Benefits and Perquisites

Financial Planning Services	$49,500
Car and Driver**	$153,931

Total Benefits and Perquisites	$254,756

Dividend Equivalents on All Prior Years’ Restricted Stock Units***	$527,067

Total	$38,782,015

*	For a description of some of the material terms of the restricted Common Stock and Option awards see page 12 (Employment Contracts and Change in Control Arrangements), page 15 (footnotes (b) and (c) to the Summary Compensation Table), page 17 (footnotes (a) and (b) to the Option Grants in the Last Fiscal Year table) and the footnotes on pages 24 and 26 of this Report.

**	Mr. Paulson was provided with a car and driver, which were used for both business and commuting purposes; the amount above reflects the aggregate incremental cost to Goldman Sachs without deducting costs attributable to business use.

***	All such dividend equivalent amounts were paid on RSUs that were granted and disclosed in prior fiscal years.

Mr. Paulson’s base annual salary for fiscal 2005 was set at $600,000, the same base salary provided to each other Restricted Partner Compensation Plan and Partner Compensation Plan participant. In determining the ultimate amount of the bonus to be paid to Mr. Paulson under the Restricted Partner Compensation Plan, the Compensation Committee considered the evaluation of Mr. Paulson’s performance by the Corporate Governance and Nominating Committee (each member of which also is a member of the Compensation Committee), as well as the firm’s outstanding performance for fiscal 2005, Mr. Paulson’s individual contribution to that performance and competitive compensation practices.

In fiscal 2005, under Mr. Paulson’s leadership, Goldman Sachs’ performance, by almost any measure, was exceptional. The firm achieved record net revenues ($24.8 billion), record net earnings ($5.6 billion) and record diluted earnings per common share ($11.21 — an increase of 26% over 2004). Moreover, Goldman Sachs’ return on average common shareholders’ equity was 21.8% (an increase of 2 percentage points over 2004) and its return on average tangible shareholders’ equity was 27.6% (an increase of 2.4 percentage points over 2004). For the calendar year 2005, Goldman Sachs continued its leadership in global mergers and acquisitions, ranking first in both worldwide announced and completed mergers and acquisitions and second in worldwide equity and equity-related offerings. Finally, net revenues increased significantly in Investment Banking (9%), Trading and Principal Investments (23%) and Asset Management and Securities Services (23%). Mr. Paulson’s compensation for fiscal 2005 is a reflection of his performance, and Goldman Sachs’ record performance, in fiscal 2005.

The Compensation Committee continues to agree with Mr. Paulson’s belief that executives’ compensation in general, and chief executive officers’ compensation in particular, should be aligned closely with shareholder interests by making equity a very material portion of their compensation and requiring a substantial portion of that equity be held for significant periods of time. Toward this end, for fiscal 2005, Mr. Paulson’s entire Restricted Partner Compensation Plan bonus was granted in the form of restricted Common Stock. Except for shares used to meet tax obligations, these shares are subject to significant restrictions that are identical to the restrictions that apply to unvested RSUs granted to the firm’s other employees, including forfeiture provisions and a restriction on transfer. As discussed above, consistent with other Goldman Sachs’ senior executives who participate in the Restricted Partner Compensation Plan, the Compensation Committee also awarded Mr. Paulson 220,392 Options for fiscal 2005.

Because virtually all of Mr. Paulson’s fiscal 2005 compensation was awarded in the form of restricted Common Stock that he cannot sell until 2009 and at-the-money Options that cannot be exercised until January 2009 (which Options will provide him with no value unless the value of Common Stock increases), Mr. Paulson’s 2005 compensation will continue to depend on Goldman Sachs’ long-term performance. Accordingly, the Compensation Committee believes this compensation structure will provide a strong incentive for Mr. Paulson to remain focused on creating shareholder value over the long term.

Deductibility of Compensation

Section 162(m) of the U.S. Internal Revenue Code places a limit on the tax deduction for compensation in excess of $1 million paid to certain “covered employees” of a publicly held corporation (generally, the corporation’s chief executive officer and its next four most highly compensated executive officers in the year that the compensation is paid). Compensation that is considered qualified “performance-based compensation” generally does not count toward Section 162(m)’s $1 million deduction limit. Section 162(m) first became applicable to Goldman Sachs in April 2003, at which time Goldman Sachs adopted, and our shareholders approved, the Restricted Partner Compensation Plan. The Restricted Partner Compensation Plan is designed to assure that bonus compensation determined thereunder is considered qualified performance-based compensation within the meaning of Section 162(m). In addition, Options granted to Goldman Sachs’ senior executives were structured so that any compensation resulting on exercise will be considered qualified “performance-based compensation” under Section 162(m). The Compensation Committee believes that tax deductibility is an important consideration in determining compensation for our executive officers. However, it retains the flexibility to pay compensation to senior executives based on other considerations if it believes that doing so is in the shareholders’ interests.

Conclusion

The compensation program implemented by the Compensation Committee (the Restricted Partner Compensation Plan, in conjunction with equity-based awards under the Stock Incentive Plan and PMD Discount Stock Program) was designed to permit the Compensation Committee to provide our executive officers and Management Committee members with total compensation that is linked to Goldman Sachs’ performance to reinforce the alignment of employee and shareholder interests. At the same time, it is intended to provide the Compensation Committee with sufficient flexibility to assure that such compensation is appropriate to attract and retain these employees who, together with participants in the Partner Compensation Plan, are vital to the continued success of Goldman Sachs and to drive outstanding individual and firm-wide performance. While we believe the program met these objectives in fiscal 2005, we believe that certain changes to the Restricted Partner Compensation Plan are appropriate. Accordingly, the Restricted Partner Compensation Plan is proposed to be amended as described beginning on page 37.

During fiscal 2005, the Compensation Committee performed all of its duties and responsibilities under the Compensation Committee Charter.

Compensation Committee:

James A. Johnson, Chair

Lord Browne of Madingley

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

Lois D. Juliber

Edward M. Liddy

Dr. Ruth J. Simmons

Report of the Audit Committee

The Audit Committee is comprised of eight Non-Employee Directors and operates pursuant to a written Charter that was amended and restated in January 2006, is attached to this Proxy Statement as Annex C and is available on our website at http://www.gs.com/our_firm/investor_relations/. During fiscal 2005, the Audit Committee held eleven meetings, including five executive sessions and five private sessions with each of management, the independent auditors and the Director of Internal Audit. The Chair of the Audit Committee also had five meetings with or including the Director of Internal Audit and Controller, six meetings with or including the Chief Financial Officer and seven meetings with or including the General Counsel and the Global Head of Compliance. The Audit Committee’s primary purposes are to:

•	assist the Board of Directors in its oversight of:

°	the integrity of Goldman Sachs’ financial statements;

°	Goldman Sachs’ compliance with legal and regulatory requirements;

°	Goldman Sachs’ independent auditors’ qualifications, independence and performance;

°	the performance of Goldman Sachs’ internal audit function;

°	Goldman Sachs’ internal control over financial reporting; and

°	Goldman Sachs’ management of market, credit, liquidity and other financial and operational risks;

•	decide whether to appoint, retain or terminate Goldman Sachs’ independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

•	prepare this Report.

The Board of Directors has determined, upon the recommendation of the Corporate Governance and Nominating Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board of Directors has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and is an “audit committee financial expert” within the meaning of the rules of the SEC.

Management is responsible for the preparation, presentation and integrity of Goldman Sachs’ financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

In performing its oversight role, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the auditors the auditors’ independence. All non-audit services performed by the independent auditors must be specifically pre-approved by the Audit Committee or a member thereof.

During fiscal 2005, the Audit Committee performed all of its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board of Directors that the audited financial statements of Goldman Sachs for fiscal 2005 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee:

Lord Browne of Madingley, Chair

John H. Bryan

Claes Dahlbäck

Stephen Friedman

William W. George

James A. Johnson

Lois D. Juliber

Edward M. Liddy

Report of the Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of all nine of Goldman Sachs’ Non-Employee Directors and operates pursuant to a written charter available on the Goldman Sachs website at http://www.gs.com/our_firm/investor_relations/. During fiscal 2005, the Corporate Governance and Nominating Committee held four meetings, and the Chair of the Corporate Governance and Nominating Committee met with the Secretary of the Board of Directors seven times. The Corporate Governance and Nominating Committee’s primary purposes are to:

•	recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board of Directors and its committees, consistent with the criteria included in Goldman Sachs’ Corporate Governance Guidelines;

•	oversee the evaluation of the performance of the Board of Directors and Goldman Sachs’ Chief Executive Officer;

•	review and concur in the succession plans of the Chief Executive Officer and other senior management; and

•	take a leadership role in shaping the corporate governance of Goldman Sachs, including developing, recommending to the Board of Directors and reviewing on an ongoing basis the corporate governance principles and practices that should apply to Goldman Sachs.

On an ongoing basis during fiscal 2005, the Corporate Governance and Nominating Committee evaluated potential candidates for positions on the Board of Directors and its committees, in each case in accordance with the criteria set forth in Goldman Sachs’ Corporate Governance Guidelines. The Corporate Governance and Nominating Committee approved and recommended to the Board of Directors the eleven director nominees currently standing for election at the Annual Meeting.

The Corporate Governance and Nominating Committee conducted an evaluation of its own performance as well as the performance of both the Board of Directors and Goldman Sachs’ Chief Executive Officer during fiscal 2005, as is required annually by the Corporate Governance and Nominating Committee Charter. In connection with its evaluation of the Chief Executive Officer, the Committee also reviewed both the long-term and emergency succession plans for the Chief Executive Officer.

In January 2006, the Corporate Governance and Nominating Committee recommended to the Board of Directors certain amendments to Goldman Sachs’ Policy Regarding Director Independence Determinations, which amendments were approved by the Board of Directors. The amended and restated Policy is attached to this Proxy Statement as Annex B and also is available on the Goldman Sachs website at http://www.gs.com/our_firm/investor_ relations/. In addition, in January 2006, the Corporate Governance and Nominating Committee reviewed and recommended certain amendments to Goldman Sachs’ Corporate Governance Guidelines. At that time, the Corporate Governance and Nominating Committee also reviewed Goldman Sachs’ Corporate Governance and Nominating Committee Charter and Code of Business Conduct and Ethics and recommended to the Board of Directors that no amendments be made to these documents at that time. Each of the documents noted above is available on the Goldman Sachs website at http://www.gs.com/our_firm/investor_relations/.

In January 2006, the Corporate Governance and Nominating Committee recommended to the Board of Directors, and the Board of Directors determined, that each of the Non-Employee Directors is “independent” within the meaning of the rules of the NYSE and, in the case of Audit Committee members, the rules of both the NYSE and the SEC. In addition, the Corporate Governance and Nominating Committee recommended to the Board of Directors, and the Board of Directors determined, that none of the members of the Corporate Governance and Nominating Committee or the

Compensation Committee received, directly or indirectly, any consulting, advisory or other compensatory fees that would be prohibited under the SEC’s audit committee independence standards.

During fiscal 2005, the Corporate Governance and Nominating Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee Charter.

Corporate Governance and Nominating Committee:

John H. Bryan, Chair

Lord Browne of Madingley

Claes Dahlbäck

Stephen Friedman

William W. George

James A. Johnson

Lois D. Juliber

Edward M. Liddy

Ruth J. Simmons

Beneficial Ownership of Directors and Executive Officers

The following table contains certain information regarding beneficial ownership of our Common Stock by each current director and each Named Executive Officer as well as by all directors, Named Executive Officers and other current executive officers as a group. All share information is provided as of the close of business on January 30, 2006.

Number of Shares of Common Stock Beneficially Owned (a)(b)
Henry M. Paulson, Jr. (c)	4,580,981
Lloyd C. Blankfein (c)	2,545,688
David A. Viniar (c)	1,329,667
Suzanne Nora Johnson (c)	725,930
Edward C. Forst (c)	413,540
Lord Browne of Madingley	24,786
John H. Bryan	43,113
Claes Dahlbäck	18,362
Stephen Friedman	51,382
William W. George	67,804
James A. Johnson	50,427
Lois D. Juliber	9,053
Edward M. Liddy	23,374
Ruth J. Simmons	28,146
All directors, Named Executive Officers and other executive officers as a group (18 persons) (d)	12,823,786

(a)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of the date of determination. In light of the nature of fully vested RSUs and fully vested Options, we have also included in this table shares of Common Stock underlying fully vested RSUs and fully vested Options (without giving effect to accelerated vesting that might result upon retirement of the executive officers). For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days (as well as the shares of Common Stock underlying fully vested RSUs and fully vested Options) are deemed to be outstanding but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

The shares of Common Stock underlying fully vested RSUs included in the table are as follows: Mr. Paulson — 165,219; Mr. Blankfein — 109,364; Mr. Viniar — 66,443; Ms. Nora Johnson — 56,927; Mr. Forst — 60,103; Lord Browne — 23,392; Mr. Bryan — 17,560; Mr. Dahlbäck — 12,538; Mr. Friedman — 5,382; Mr. George — 12,599; Mr. Johnson — 14,892; Ms. Juliber — 9,053; Mr. Liddy — 14,549; Dr. Simmons — 20,146; and all directors, Named Executive Officers and other executive officers as a group — 722,024. The shares of Common Stock underlying fully vested Options included in the table are as follows: Mr. Paulson — 548,238; Mr. Blankfein — 496,575; Mr. Viniar — 272,073; Ms. Nora Johnson — 201,644; Mr. Forst — 239,479; Mr. Bryan — 22,500; Mr. Dahlbäck — 5,824; Mr. George — 10,205; Mr. Johnson — 33,000; Dr. Simmons — 8,000; and all directors, Named Executive Officers and other executive officers as a group — 2,352,669.

(b)	Except as discussed in footnotes (c) and (d) below, all directors, Named Executive Officers and other executive officers have sole voting power and sole dispositive power over all shares of Common Stock beneficially owned by them. No individual director, Named Executive Officer or other executive officer beneficially owned in excess of 1% of the outstanding Common Stock, other than Mr. Paulson who beneficially owned as of January 30, 2006 approximately 1.04% of the outstanding Common Stock (including fully vested RSUs and fully vested Options). The group consisting of all directors, Named Executive Officers and other executive officers beneficially owned as of January 30, 2006 approximately 2.9% of the outstanding shares of Common Stock (2.2% not including fully vested RSUs and fully vested Options).

(c)	Excludes any shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. While each of our Named Executive Officers is a party to the Shareholders’ Agreement and each of Mr. Paulson, Mr. Blankfein and Ms. Nora Johnson is a member of the Shareholders’ Committee, each Named Executive Officer disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement, other than those specified above for each such person individually. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement.

Includes shares of Common Stock beneficially owned by certain estate planning vehicles of our Named Executive Officers, as follows: Mr. Blankfein — 400,000; and Ms. Nora Johnson — 416,802.

Includes shares beneficially owned by certain trusts, the sole trustees of which are the spouses of the Named Executive Officers and the sole beneficiaries of which are immediate family members of the Named Executive Officers, as follows: Mr. Blankfein — 113,511; and Mr. Viniar — 32,000. Each Named Executive Officer disclaims beneficial ownership of these shares.

Includes shares of Common Stock beneficially owned by the private charitable foundations of certain of our Named Executive Officers, as follows: Mr. Blankfein — 25,919; Ms. Nora Johnson — 36,948; and Mr. Viniar — 27,000. Each Named Executive Officer disclaims beneficial ownership of these shares.

(d)	Each current executive officer is a party to the Shareholders’ Agreement and each disclaims beneficial ownership of the shares of Common Stock subject to the Shareholders’ Agreement that are owned by other parties to the Shareholders’ Agreement. See “Introduction — Voting Arrangements” for a discussion of the Shareholders’ Agreement.

Includes an aggregate of 816,802 shares of Common Stock beneficially owned by the estate planning vehicles of certain of our Named Executive Officers.

Includes an aggregate of 179,392 shares beneficially owned by certain trusts, the sole trustees of which are the spouses of certain of our executive officers (including Named Executive Officers) and the sole beneficiaries of which are immediate family members of such executive officers. Each such executive officer disclaims beneficial ownership of these shares.

Includes an aggregate of 133,000 shares of Common Stock beneficially owned by the private charitable foundations of certain of our executive officers (including Named Executive Officers). Each such executive officer disclaims beneficial ownership of these shares.

Beneficial Owners of More Than Five Percent

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended, as of January 30, 2006, the only persons known by us to be beneficial owners of more than 5% of our Common Stock were as follows:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class
Parties to Shareholders’ Agreement c/o The Goldman Sachs Group, Inc. 85 Broad Street New York, New York 10004	53,806,042	(a)	11.7%

(a)	Each person who is a party to the Shareholders’ Agreement disclaims beneficial ownership of the shares subject to the Shareholders’ Agreement owned by any other party to the agreement. As of January 30, 2006, 30,877,644 of the outstanding shares of Common Stock that are held by parties to the Shareholders’ Agreement are subject to the voting provisions of the Shareholders’ Agreement. See “Introduction — Voting Arrangements.”

Certain Relationships and Related Transactions

We have established private investment funds to permit our employees to participate in our merchant banking, venture capital and other similar activities by investing alongside the funds that we raise and manage for non-employee investors. Many of our employees, their spouses, related foundations or entities owned or controlled by the employees have invested in these funds. In some cases, we have limited participation to our PMDs, which group includes our executive officers. These funds generally do not require PMDs or other employees to pay management fees and do not deduct overrides from the funds’ distributions. Certain of the funds available to our PMDs and other employees provide them with an interest in the overrides we receive for managing the funds for non-employee investors. With respect to some of the funds that were offered in fiscal 2000, Goldman Sachs continued to provide “leverage” in fiscal 2005 as a result of having invested in securities with a fixed return issued by these funds; for executive officers, their spouses, related foundations and entities owned or controlled by them, the leverage was limited to the amount of their equity investment, with an aggregate limit of $500,000 for their investments in each such fund or related group of funds.

Distributions to our directors and fiscal 2005 executive officers (or persons or entities affiliated with them) of profits earned on investments made by, and other income from, any fund for which total distributions (including return of capital invested by such directors or officers*) to such director or officer exceeded $60,000 in fiscal 2005 were, in the aggregate, as follows: Mr. Paulson — $1,758,883; Mr. Blankfein — $406,367; Mr. Viniar — $162,962; Mr. Forst — $0; Robert S. Kaplan (former Vice Chairman) — $67,727; Kevin W. Kennedy (head of Human Capital Management) — $54,224; Gregory K. Palm (General Counsel) — $350,917; and Esta E. Stecher (General Counsel) — $54,223.

Affiliates of Goldman Sachs generally bear overhead and administrative expenses for, and may provide certain other services free of charge to, the funds. In addition, certain of our directors and executive officers from time to time invest their personal funds directly in other funds managed by subsidiaries of Goldman Sachs on the same terms and with the same conditions as the other investors in these funds, who are not our directors, executive officers or employees.

Mr. Blankfein intends to purchase for approximately $27 million a residential apartment and related facilities in a building in which certain Goldman Sachs-managed real estate funds hold an economic interest of approximately 31% in the aggregate.

Mr. Dahlbäck is an advisor and limited partner, and has an economic interest in the profits, of certain funds in which, and with which, funds managed by Goldman Sachs have invested. See “Election of Directors — Independence of Non-Employee Directors” above for a description of the transactions involving Goldman Sachs and these funds.

*	In fiscal 2005, the return of capital invested by such persons in such funds over several years was as follows: Mr. Paulson: $12,702,301; Mr. Blankfein: $9,378,271; Mr. Viniar: $4,221,453; Mr. Forst: $803,561; Mr. Kaplan: $1,264,030; Mr. Kennedy: $1,227,432; Mr. Palm: $7,110,462; and Ms. Stecher: $1,585,983.

Item 2.	Approval of Amendment to The Goldman Sachs Restricted Partner Compensation Plan

General

On January 24, 2006, upon the recommendation of our Compensation Committee, our Board of Directors approved an amendment to the Goldman Sachs Restricted Partner Compensation Plan (the “Restricted Plan”), subject to approval by our shareholders at the 2006 Annual Meeting.

The Restricted Plan was originally adopted by the Board of Directors, upon the recommendation of our Compensation Committee, on January 16, 2003, and was approved by our shareholders at the 2003 Annual Meeting. As described further below, the Restricted Plan is being amended to change the formula for calculating the bonus under the Restricted Plan (as so amended, the “Amended Restricted Plan”) while permitting Goldman Sachs to continue to claim tax deductions in respect of amounts paid.

The Restricted Plan was submitted to shareholders for their approval so that payments of bonuses under the Restricted Plan would be tax deductible as “qualified performance-based compensation” as defined in the regulations interpreting Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The amendment to the Restricted Plan is being submitted to shareholders for their approval so that bonuses under the Amended Restricted Plan may continue to be deductible under that provision. Section 162(m) of the Code limits the deductibility of compensation in excess of $1 million paid by a publicly traded corporation to certain “covered employees,” unless the compensation is qualified “performance-based compensation.” Notwithstanding the adoption of the Amended Restricted Plan and its submission to shareholders, Goldman Sachs reserves the right to pay its employees, including participants in the Amended Restricted Plan, amounts which may or may not be deductible under Section 162(m) or other provisions of the Code.

The Restricted Plan, as currently in effect, provides that for each “Contract Period” (as defined under the Restricted Plan), each participant may be paid a maximum bonus of the lesser of 1% of Goldman Sachs’ “Pre-Tax Pre-PCP Earnings” (as defined in the Restricted Plan) and $35 million. The Compensation Committee (which is the administrative committee of the Restricted Plan), in its discretion, can reduce each participant’s bonus to an amount below the maximum bonus. In fact, the Compensation Committee has reduced each participant’s actual bonus under the Restricted Plan to an amount below the maximum bonus each year the Restricted Plan has been in effect. The amendment to the Restricted Plan being submitted for shareholder approval would modify the maximum bonus, so that, for the current Contract Period, which began on November 26, 2005 and will run through November 24, 2006, it will be based solely on 0.6% of “Pre-Tax Earnings” (as defined below) (again, subject to reduction by the Compensation Committee). The applicable percentage of Pre-Tax Earnings, initially 0.6%, will be increased by 15% over the prior year’s percentage for each subsequent Contract Period, but the applicable percentage will not exceed 1% for any Contract Period. The Restricted Plan will not otherwise be amended. The amendment to the Restricted Plan does not increase the number of shares authorized for issuance under the Stock Incentive Plan. If the Amended Restricted Plan is not approved, the Restricted Plan will continue as in effect prior to the amendments described below.

Summary of the Amended Restricted Plan

The following summary of the material terms of the Amended Restricted Plan is qualified in its entirety by reference to the complete text of the Amended Restricted Plan, which is attached hereto as Annex A.

Overview

The intent of the Amended Restricted Plan is to continue to perpetuate the sense of partnership and teamwork that exists among our senior professionals, and to reinforce the alignment of employee and shareholder interests, while at the same time resulting in compensation to covered employees constituting “performance-based compensation” under Section 162(m) of the Code. Individuals will be selected to participate in the Amended Restricted Plan for a one fiscal year cycle (or portion of a fiscal year cycle) (each, a “Contract Period”). Participants who are selected to participate in the Amended Restricted Plan will be paid a Bonus (as defined below) under the Amended Restricted Plan based on Goldman Sachs’ Pre-Tax Earnings.

Administration

The Amended Restricted Plan generally will be administered by a committee of the Board of Directors made up of at least two directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Code (the “Committee”). Unless otherwise determined by the Board of Directors, our Compensation Committee will constitute the Committee. The Board of Directors may, at any time, terminate or amend the Amended Restricted Plan. The Board of Directors may (but is not required to) seek shareholder approval of amendments to the Amended Restricted Plan (although shareholder approval for material amendments may be required for compensation paid under the Amended Restricted Plan to be considered “performance-based compensation” under Section 162(m) of the Code).

Eligibility and Participation

Only executive officers and members of the Management Committee are eligible to participate in the Amended Restricted Plan. Any individual selected to participate in the Amended Restricted Plan cannot at the same time participate in the firm’s Partner Compensation Plan. The Committee selected 25 managing directors (9 executive officers and 16 non-executive officer Management Committee members) to participate in the Amended Restricted Plan for the current Contract Period. In connection with the commencement of each subsequent Contract Period, the Committee will select individuals to participate in the Amended Restricted Plan. In its discretion, the Committee may add participants to, or remove participants from, the Amended Restricted Plan at any time during a Contract Period or otherwise, except that no participant can be added after the earlier of (i) the last day of the first fiscal quarter of a Contract Period, or (ii) the 90th day after the beginning of a Contract Period (or otherwise at a time that is not consistent with Treasury Regulations under Section 162(m) of the Code).

Bonus Awards

Each participant may be paid a maximum bonus under the Amended Restricted Plan of 0.6% of Goldman Sachs’ Pre-Tax Earnings for the Contract Period beginning November 26, 2005. In each subsequent Contract Period, the applicable percentage of Pre-Tax Earnings will be increased by 15% over the prior year’s percentage, but the applicable percentage will not exceed 1% for any Contract Period. In each Contract Period the Committee can reduce, but not increase, the maximum bonus payable to any participant as it deems appropriate in its discretion (as so reduced, the “Bonus”). The Compensation Committee has reduced each participant’s actual bonus under the Restricted Plan to an amount below the maximum bonus each year the Restricted Plan has been in effect.

Each Bonus under the Amended Restricted Plan will be payable, as determined by the Committee, in cash and/or in the form of an equity-based award granted under the Stock Incentive Plan of equivalent value (as determined by the Committee). For purposes of calculating the maximum bonus, the number of RSUs, restricted shares of Common Stock or unrestricted shares of Common Stock that is equivalent to a dollar amount is determined by dividing that dollar amount by the average of the closing prices of Common Stock over the last 10 trading days in the applicable fiscal year. The cash portion (if any) of a participant’s Bonus will be paid at such time as bonuses are generally paid to similarly situated employees for the relevant fiscal year. Any equity-based award forming part of a

Bonus will be subject to such terms and conditions (including vesting requirements) as the administrative Committee of the firm’s Stock Incentive Plan (the “SIP Committee”) may determine.

Unless the Committee determines otherwise, if a participant’s employment with Goldman Sachs terminates for any reason before the end of a Contract Period, the Committee will have the discretion to determine whether such participant’s Bonus will be forfeited or reduced on a pro-rata basis to reflect the portion of such fiscal year the participant was employed by Goldman Sachs, or to make other arrangements as the Committee deems appropriate.

Goldman Sachs’ “Pre-Tax Earnings” means Goldman Sachs’ pre-tax earnings as reported in its audited consolidated financial statements for the relevant fiscal year, adjusted to eliminate, with respect to such fiscal year:

1.	gains or losses that are the direct result of a major casualty or natural disaster;

2.	gains or losses that are separately disclosed and result from any newly-enacted law, regulation, judicial order or accounting pronouncement; and

3.	amounts related to (i) exit or disposal activities, (ii) the impairment or disposal of long-lived assets or the impairment of goodwill and other intangible assets, (iii) net provisions for litigation and other regulatory proceedings, (iv) equity-based or other employee retention awards granted in connection with any acquisition, and (v) items that are unusual in nature or infrequent in occurrence and that are separately disclosed.

For purposes of calculating Pre-Tax Earnings, Goldman Sachs’ pre-tax earnings as reported in its audited consolidated financial statements will only be adjusted for items (1) through (3) if the net effect of such items, in the aggregate, changes pre-tax earnings as reported by at least 5%. These adjustments to Pre-Tax Earnings will be computed in accordance with generally accepted accounting principles in the United States. Following the completion of each Contract Period and prior to any Bonus payment, the Committee will certify in writing the Pre-Tax Earnings for such Contract Period.

New Plan Benefits

The amount of each participant’s Bonus for the current Contract Period will be subject to our financial performance for such period and will be subject to the Committee’s right to reduce such amount as described above. As a result, we cannot determine the amount that will be payable under the Amended Restricted Plan to any participant for the 2006 Contract Period.

The following table represents the maximum bonuses that could have been paid under the Amended Restricted Plan had it been in effect in fiscal 2005 (prior to any reduction by the Compensation Committee):

MAXIMUM NEW PLAN BENEFITS

The Goldman Sachs Amended Restricted Partner Compensation Plan

Name and Position	Maximum Dollar Value (Subject to Reduction; Compensation Committee Has Reduced Each Year Under Restricted Plan)
Henry M. Paulson, Jr., Chairman and Chief Executive Officer	$ 49,638,000	(a)

Lloyd C. Blankfein, President and Chief Operating Officer	$ 49,638,000	(a)

David A. Viniar, Chief Financial Officer	$ 49,638,000	(a)

Suzanne Nora Johnson, Vice Chairman	$ 49,638,000	(a)

Edward C. Forst, Chief Administrative Officer	$ 49,638,000	(a)

Executive Officers as a Group (b)	$446,742,000	(a)

Non-Executive Officer Employees as a Group (b)	$794,208,000	(a)

(a)	This is the maximum amount that could have been paid under the Amended Restricted Plan, had it been in effect during the 2005 Contract Period, and in each case would have been subject to reduction by the Committee. The Compensation Committee has reduced each participant’s actual bonus under the Restricted Plan to an amount below the maximum bonus each year the Restricted Plan has been in effect.

(b)	Assumes that 9 executive officers and 16 additional individuals participate in the Amended Restricted Plan.

If the Amended Restricted Plan had been in effect for the 2005 Contract Period, the Compensation Committee would have used its discretion to reduce each participant’s bonus to an amount below the maximum bonus. Although the Compensation Committee cannot determine the amounts that would have been paid under the Amended Restricted Plan had it been in effect for the 2005 Contract Period, with respect to each of the Named Executive Officers, the Compensation Committee believes the maximum bonus would have been reduced to an amount not in excess of the amounts reflected in the “Summary Compensation Table.” See the “Report of Compensation Committee” for a discussion of how the compensation was determined for fiscal 2005 for participants in the Restricted Plan and the “Summary Compensation Table” for the amounts actually paid in 2005 to our Named Executive Officers.

Reasons for the Amendment

The Compensation Committee, as well as outside compensation consultants engaged by the Compensation Committee, have determined that Pre-Tax Earnings is a more appropriate performance measure for determining bonuses to be paid to senior management. Compensation and benefits is the largest expense item for Goldman Sachs. The Committee has determined that all compensation expenses should be taken into account in determining the bonuses for senior management as this would better align the bonuses paid to senior management with Goldman Sachs’ actual financial performance. The Compensation Committee also believes that the Amended Restricted Plan will provide the Compensation Committee with sufficient flexibility to adequately structure the compensation to be paid to Goldman Sachs’ most senior executives. The Compensation Committee’s outside compensation consultants have determined that the amendments to the Restricted Plan are fair and reasonable to shareholders.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR the adoption of the Amended Restricted Plan. If the Amended Restricted Plan is not approved by our shareholders, the Restricted Plan in its current form will remain in effect.

Item 3.	Ratification of Selection of Independent Auditors

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 24, 2006. We are submitting the selection of independent auditors for shareholder ratification at the Annual Meeting.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.

Our organizational documents do not require that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditors. We are doing so (as we have done in prior years) because we believe it is a matter of good corporate practice. If our shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain PricewaterhouseCoopers LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Goldman Sachs and its shareholders.

The Audit Committee, or a designated member thereof, approves in advance all audit and any non-audit service rendered by PricewaterhouseCoopers LLP to Goldman Sachs and its consolidated subsidiaries.

Fees Paid to Independent Auditors

The following table shows information about fees paid by Goldman Sachs and its consolidated subsidiaries to PricewaterhouseCoopers LLP.

	2005 ($ in millions)	Percent of 2005 Services Approved by Audit Committee	2004 ($ in millions)	Percent of 2004 Services Approved by Audit Committee
Audit fees	$35.1	100%	$32.1	100%
Audit-related fees (a)	$ 2.4	100%	$ 1.9	100%
Tax fees (b)	$ 2.8	100%	$ 2.0	100%
All other fees	—	—	—	—

(a)	Audit-related fees include attest services not required by statute or regulation and employee benefit plan audits.

(b)	Tax fees include tax advice relating to transactions, tax return preparation, consultation on tax matters and other tax planning and advice.

PricewaterhouseCoopers LLP also provides services to certain merchant banking and similar funds managed by subsidiaries of Goldman Sachs. Fees paid to PricewaterhouseCoopers LLP by these funds were $14.0 million in 2005 and $12.9 million in 2004. All of these fees related to audit and tax services provided by PricewaterhouseCoopers LLP.

Directors’ Recommendation

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our fiscal year ending November 24, 2006. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership of, and transactions in, our equity securities with the SEC. Such directors, executive officers and shareholders are also required to furnish us with copies of all Section 16(a) reports they file. Purchases and sales of our equity securities by such persons are published on our website at http://www.gs.com/our_firm/investor_relations/.

Based on a review of the copies of such reports, and on written representations from our reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and shareholders were complied with during fiscal 2005.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by Goldman Sachs under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Corporate Governance and Nominating Committee,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Stock Price Performance,” as well as Annexes A, B and C to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Other Business

At the date hereof, there are no other matters that the Board of Directors intends to present at the Annual Meeting. A shareholder has indicated that it will propose a resolution at the Annual Meeting that our Board of Directors prepare a report examining whether, in light of Mr. Paulson’s and his family’s interest in the environment and relationships to certain environmental groups (the Nature Conservancy and the Wildlife Conservation Society), Goldman Sachs’ environmental policy and the donation of certain land in Tierra del Fuego to the Wildlife Conservation Society were consistent with our Code of Business Conduct and Ethics. Given that our Board of Directors believes that both the land donation and the environmental policy are in the best interests of Goldman Sachs and are consistent with our Code of Business Conduct and Ethics, if this matter is properly presented at the Annual Meeting we expect that the persons named in the accompanying form of proxy will use their discretionary authority to vote against the proposal. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgment with respect to such matters.

Shareholder Proposals for 2007 Annual Meeting of Shareholders

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2007 Annual Meeting of Shareholders must submit their proposals to our Secretary on or before October 30, 2006. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

In accordance with our By-laws, for a matter not included in our proxy materials to be properly brought before the 2007 Annual Meeting of Shareholders, a shareholder’s notice of the matter the shareholder wishes to present must be delivered to John F. W. Rogers, Secretary of the Board of Directors, at The Goldman Sachs Group, Inc., 85 Broad Street, 30th Floor, New York, New York 10004, not less than 90 nor more than 120 days prior to the first anniversary of the 2006 Annual Meeting of Shareholders. As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our By-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than December 1, 2006 and no later than December 31, 2006.

Important Notice Regarding Delivery of Shareholder Documents

In accordance with a notice sent to certain street name shareholders of Common Stock who share a single address, only one copy of this Proxy Statement and our 2005 Annual Report is being sent to that address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or our 2005 Annual Report, he or she may contact us at The Goldman Sachs Group, Inc., 85 Broad Street, 17th Floor, New York, New York 10004, Attn: Investor Relations, telephone: 212-902-0300, e-mail: gs-investor-relations@gs.com, and we will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact Beverly O’Toole, Assistant Secretary, at One New York Plaza, 37th Floor, New York, New York 10004, telephone: 212-357-1584, e-mail: beverly.otoole@gs.com, if he or she would like to receive separate proxy statements and annual reports in the future. If you are receiving multiple copies of our annual report and proxy statement, you may request householding in the future by contacting our Assistant Secretary.

Policies on Reporting of Concerns Regarding Accounting and Other Matters and on Communicating with Non-Employee Directors

We have adopted policies on reporting of concerns regarding accounting and other matters and on communicating with our Non-Employee Directors. Any person, whether or not an employee, who has a concern about the conduct of Goldman Sachs or its subsidiaries or affiliates, or any of our people, including with respect to our accounting, internal accounting controls or auditing issues, may, in a confidential or anonymous manner, communicate that concern to Sheldon Raab of the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP, our designated external contact for these purposes. Mr. Raab will then communicate the concern to the Audit Committee or the Non-Employee Directors, as appropriate. Mr. Raab’s telephone number is 212-859-8090 and his e-mail and mailing addresses for these purposes are raabsh@friedfrank.com and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, respectively. Any interested party, whether or not an employee, who wishes to communicate directly with the presiding director of the executive sessions of our Non-Employee Directors, or with our Non-Employee Directors as a group, also may contact Mr. Raab using one of the above methods. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at http://www.gs.com/our_firm/investor_relations/.

Voting Via the Internet or by Telephone

Provision has been made for you to vote your shares of Common Stock via the Internet or by telephone. You may also vote your shares by mail. Please see the proxy card or voting instruction form accompanying this Proxy Statement for specific instructions on how to cast your vote by any of these methods.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., New York City time, on March 30, 2006. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. We have been advised that the Internet and telephone voting procedures that have been made available to you are consistent with the requirements of applicable law. Shareholders voting via the Internet and by telephone should understand that there may be costs associated with voting in these manners, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

By Order of the Board of Directors,

Beverly L. O’Toole

Assistant Secretary

New York, New York

Dated: February 27, 2006

Schedule of Annexes

Annex	Document
Annex A	Proposed Amended and Restated Restricted Partner Compensation Plan
Annex B	Policy Regarding Director Independence Determinations
Annex C	Audit Committee Charter

I

Annex A

Proposed Amended and Restated Restricted Partner Compensation Plan

Section 1. Purposes. The purpose of the Goldman Sachs Amended and Restated Restricted Partner Compensation Plan (the “Plan”) is to attract, retain and motivate selected employees of The Goldman Sachs Group, Inc. (“GS Inc.”) and its subsidiaries and affiliates (together with GS Inc., and their and its successors, the “Firm”) who are executive officers of GS Inc. or members of the Firm’s Management Committee (and any successor or successors thereto) in order to promote the Firm’s long-term growth and profitability. It is also intended that all Bonuses (as defined in Section 5(a)) payable under the Plan be considered “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder, and the Plan shall be interpreted accordingly.

The amendments made to the Goldman Sachs Restricted Partner Compensation Plan, as in effect prior to the effectiveness of the Plan pursuant to Section 7(o) (the “2003 Plan”), pursuant to this amendment and restatement shall affect only Bonuses relating to Contract Periods commencing on or after November 26, 2005, and the amendments to the 2003 Plan do not, and are not intended to, affect any Bonus relating to any prior period.

Section 2. Administration.

(a) Subject to Section 2(d), the Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of GS Inc. (the “Board”), whose members shall serve at the pleasure of the Board. The Committee at all times shall be composed of at least two directors of GS Inc., each of whom is an “outside director” within the meaning of Section 162(m) of the Code and Treasury Regulation Section 1.162-27(e)(3) and a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Unless otherwise determined by the Board, the Committee shall be the Compensation Committee of the Board.

(b) The Committee shall have complete control over the administration of the Plan, and shall have the authority in its sole and absolute discretion to: (i) exercise all of the powers granted to it under the Plan; (ii) construe, interpret and implement the Plan and each Contract Period Schedule (as defined in Section 4(a)); (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations governing its own operations; (iv) make all determinations necessary or advisable in administering the Plan (including, without limitation, calculating the size of the Bonus payable to each Participant (as defined in Section 4(a))); (v) correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Contract Period Schedule; and (vi) amend the Plan and any Contract Period Schedule to reflect changes in or interpretations of applicable law, rules or regulations.

(c) The determination of the Committee on all matters relating to the Plan and any amounts payable thereunder shall be final, binding and conclusive on all parties.

(d) Notwithstanding anything to the contrary contained herein, the Committee may allocate among its members and may delegate some or all of its authority or administrative responsibility to such individual or individuals who are not members of the Committee as it shall deem necessary or appropriate; provided, however, the Committee may not delegate any of its authority or administrative responsibility hereunder (and no such attempted delegation shall be effective) if such delegation would cause any Bonus payable under the Plan not to be considered performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code and the regulations thereunder, and any such attempted delegation shall be void ab initio.

(e) No member of the Board or the Committee or any employee of the Firm (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Participant) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Bonus. Each Covered Person shall be indemnified and held harmless by GS Inc. against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or in connection with any Contract Period Schedule and against and from any and all amounts paid by such Covered Person, with GS Inc.’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person, provided that GS Inc. shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once GS Inc. gives notice of its intent to assume the defense, GS Inc. shall have sole control over such defense with counsel of GS Inc.’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under GS Inc.’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as a matter of law, or otherwise, or any other power that GS Inc. may have to indemnify such persons or hold them harmless.

Section 3. Contract Period. The Plan shall operate for successive periods (each a “Contract Period”). The first Contract Period shall commence on November 26, 2005 and shall terminate on November 24, 2006. Thereafter, each Contract Period shall be one full fiscal year and/or portions of fiscal years to the extent consistent with Treasury Regulation Section 1.162-27(e)(2), as determined by the Committee.

Section 4. Participation; Contract Period Schedule.

(a) Prior to the earlier of (i) the last day of GS Inc.’s first fiscal quarter in a Contract Period or (ii) the 90th day after the beginning of the Contract Period, or otherwise in a manner not inconsistent with Treasury Regulation Section 1.162-27(e)(2) (the “Establishment Date”), the Committee shall designate those individuals who shall participate in the Plan for each Contract Period (the “Participants”). The names of the Participants shall be set forth on a schedule (the “Contract Period Schedule”). No individual who is a Participant shall, at the same time, be a participant in The Goldman Sachs Partner Compensation Plan.

(b) Unless otherwise provided in the Contract Period Schedule and except as provided below, the Committee shall have the authority at any time (i) during the Contract Period to remove Participants from the Plan for that Contract Period and (ii) prior to the Establishment Date to add Participants to the Plan for a particular Contract Period. The Committee shall amend the Contract Period Schedule to reflect an individual’s addition to, or removal from, the Plan.

Section 5. Bonus Amounts.

With respect to each Contract Period, each Participant shall be paid a bonus amount equal to the Firm’s “Pre-Tax Earnings” (as defined in Section 5(c)) for such Contract Period multiplied by the “Specified Percentage” (as defined in Section 5(d)) for such Contract Period. Notwithstanding anything to the contrary in this Plan, the Committee may, in its sole discretion, reduce the bonus amount for any Participant for a particular Contract Period at any time prior to the payment of bonuses to Participants pursuant to Section 6 (a Participant’s bonus amount for each Contract Period, as so reduced, the “Bonus”).

(i) If a Participant’s employment with the Firm terminates for any reason before the end of a Contract Period, unless otherwise provided in the Contract Period Schedule, the Committee shall have the discretion to determine whether (i) such Participant shall be entitled to any Bonus at all, (ii) such Participant’s Bonus shall be reduced on a pro-rata basis to reflect the portion of such Contract Period the Participant was employed by the Firm or (iii) to make such other arrangements as the Committee deems appropriate in connection with the termination of such Participant’s employment.

(ii) For purposes of this Section 5, “Pre-Tax Earnings” shall mean the Firm’s pre-tax earnings as reported in its audited consolidated financial statements for the relevant fiscal year, adjusted to eliminate, with respect to such fiscal year:

(1) gains or losses that are the direct result of a major casualty or natural disaster;

(2) gains or losses that are separately disclosed and result from any newly-enacted law, regulation, judicial order or accounting pronouncement; and

(3) amounts related to (i) exit or disposal activities, (ii) the impairment or disposal of long-lived assets or the impairment of goodwill and other intangible assets, (iii) net provisions for litigation and other regulatory proceedings, (iv) equity-based or other employee retention awards granted in connection with any acquisition, and (v) items that are unusual in nature or infrequent in occurrence and are separately disclosed;

provided, however, that for purposes of calculating Pre-Tax Earnings, the Firm’s pre-tax earnings as reported in its audited consolidated financial statements will only be adjusted for items (1) through (3) above if the net effect of such items, in the aggregate, changes pre-tax earnings as reported by at least 5%. The above adjustments to Pre-Tax Earnings shall be computed in accordance with GAAP. Following the completion of each Contract Period and prior to any Bonus payment, the Committee shall certify in writing the Firm’s Pre-Tax Earnings for such Contract Period.

(iii) For purposes of this Section 5, “Specified Percentage” shall be determined as follows:

(1) for the Contract Period commencing on November 26, 2005 and terminating on November 24, 2006, the Specified Percentage shall be equal to 0.6%; and

(2) for any subsequent Contract Period, the Specified Percentage shall be equal to the Specified Percentage for the immediately preceding Contract Period multiplied by 115%; provided, however, that in no event shall the Specified Percentage for any Contract Period exceed 1%.

Section 6. Payment of Bonus Amount; Voluntary Deferral. Unless otherwise provided in the Contract Period Schedule, each Participant’s Bonus shall be payable by such Participant’s Participating Employer (as defined in Section 7(k)), or in the case of a Participant employed by more than one Participating Employer, by each such employer as determined by the Committee. The Bonus shall be payable in the discretion of the Committee in cash and/or an equity-based award of equivalent value (provided that in determining the number of GS Inc. restricted stock units, restricted shares of GS Inc. common stock or unrestricted shares of GS Inc. common stock that is equivalent to a dollar amount, that dollar amount shall be divided by the average of the closing prices of GS Inc. common stock over the last 10 trading days in the applicable fiscal year (with fractional shares being rounded to the nearest whole share). The cash portion of the Bonus shall be paid at such time as bonuses are generally paid by the Participating Employer(s) for the relevant fiscal year in U.S. dollars or, if the Participant is located outside the United States, in U.S. dollars or local currency (as determined by the Committee) based upon such conversion rates as the Committee determines are appropriate (and the payments made under this Plan may, at the Committee’s discretion, be subject to tax equalization or similar policies). Subject to approval by the Committee and to any requirements imposed by the Committee in connection with such approval, each Participant may be entitled to defer receipt, under the terms and conditions of any applicable deferred compensation plan of the Firm, of part or all of any payments otherwise due under this Plan. Any equity-based award shall be subject to such terms and conditions (including vesting requirements) as the Committee and the administrative committee of the plan under which such equity-based Award is granted may determine.

Section 7. General Provisions.

(a) Amendment, Termination, etc. Unless otherwise provided in the Contract Period Schedule, (i) the Board reserves the right at any time and from time to time to modify, alter, amend, suspend, discontinue or terminate the Plan and any Contract Period Schedule in any respect whatsoever, including in any manner that adversely affects the rights of Participants, and (ii) the Committee may amend the Contract Period Schedule in any manner it determines. No Participant shall have any rights to payment of any amounts under this Plan unless and until the Committee determines the amount of such Participant’s Bonus, that such Bonus shall be paid and the method and timing of its payment. If and to the extent the Board determines that the Bonuses under the Plan should constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code, no amendment that would require stockholder approval in order for Bonuses paid pursuant to the Plan to constitute performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code shall be effective without the approval of the stockholders of GS Inc. as required by Section 162(m) of the Code and the regulations thereunder.

(b) Nonassignability. No rights of any Participant (or of any beneficiary pursuant to this Section 7(b)) under the Plan may be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (including through the use of any cash-settled instrument), either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent and distribution. Any sale, exchange, transfer, assignment, pledge, hypothecation or other disposition in violation of the provisions of this Section 7(b) shall be void. In the event of a Participant’s death, any amounts payable under the Plan shall be paid in accordance with the Plan and the Contract Period Schedule to a Participant’s estate. A Participant’s estate shall have no rights under the Plan or any Contract Period Schedule other than the right, subject to the immediately preceding sentence, to receive such amounts, if any, as may be payable under this Section 7(b), and all of the terms of this Plan and the Contract Period Schedule shall be binding upon any such Participant’s estate.

(c) Plan Creates No Employment Rights. Nothing in the Plan or any Contract Period Schedule shall confer upon any Participant the right to continue in the employ of the Firm for the Contract Period or thereafter or affect any right which the Firm may have to terminate such employment.

(d) Arbitration. Any dispute, controversy or claim between the Firm and any Participant arising out of or relating to or concerning the provisions of the Plan or any Contract Period Schedule shall be finally settled by arbitration in New York City before, and in accordance with, the rules then obtaining of the New York Stock Exchange, Inc. (“NYSE”) or, if the NYSE declines to arbitrate the matter in New York City, the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all disputes, controversies or claims maintained by any Participant must first be submitted to the Committee in accordance with claim procedures determined by the Committee in its sole discretion. This Section is subject to the provisions of Section 7(e).

(e) Choice of Forum.

(1) THE FIRM AND EACH PARTICIPANT, AS A CONDITION TO SUCH PARTICIPANT’S PARTICIPATION IN THE PLAN, HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR ANY CONTRACT PERIOD SCHEDULE THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO THE PROVISIONS OF SECTION 7(D). This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Firm and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 7(e) has a reasonable relation to the Plan, the Contract Period Schedule and to the relationship between such Participant and the Firm. Notwithstanding the foregoing, nothing herein shall preclude the Firm from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Sections 7(d) and 7(e).

(2) The agreement by the Firm and each Participant as to forum is independent of the law that may be applied in the action, and the Firm and each Participant, as a condition to such Participant’s participation in the Plan (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Firm or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 7(e)(1), (iii) undertake not to commence any action arising out of or relating to or concerning this Plan or any Contract Period Schedule in any forum other than the forum described in this Section 7(e) and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Firm and each Participant.

(3) Each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably appoints the General Counsel of GS Inc. as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan or any Contract Period Schedule which is not arbitrated pursuant to the provisions of Section 7(d), who shall promptly advise such Participant of any such service of process.

(4) Each Participant, as a condition to such Participant’s participation in the Plan, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Sections 7(d) or 7(e), except that a Participant may disclose information concerning such dispute, controversy or claim to the arbitrator or court that is considering such dispute, controversy or claim or to such Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

(5) Each Participant recognizes and agrees that prior to being selected by the Committee to participate in the Plan such Participant has no rights hereunder. Accordingly, in consideration of a Participant’s selection to participate in the Plan, each Participant expressly waives any right to contest the amount of any Bonus payable hereunder, the terms of the Plan or any Contract Period Schedule, any determination, action or omission hereunder by the Committee, GS Inc. or the Board, or any amendment to the Plan or Contract Period Schedule. By accepting the payment of any Bonus, each Participant agrees to be bound by the terms of this Plan and any Contract Period Schedule.

(f) Governing Law. All rights and obligations under the Plan and any Contract Period Schedule shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflict of Laws.

(g) Tax Withholding. In connection with any payments to a Participant or other event under the Plan that gives rise to a federal, state, local or other tax withholding obligation relating to the Plan (including, without limitation, FICA tax), (i) the Firm may deduct or withhold (or cause to be deducted or withheld) from any payment or distribution to such Participant whether or not pursuant to the Plan or (ii) the Committee shall be entitled to require that such Participant remit cash (through payroll deduction or otherwise), in each case in an amount sufficient in the opinion of the Firm to satisfy such withholding obligation.

(h) Right of Offset. The Firm shall have the right to offset against the obligation to pay a Bonus to any Participant, any outstanding amounts (including, without limitation, travel and entertainment or advance account balances, loans or amounts repayable to the Firm pursuant to tax equalization, housing, automobile or other employee programs) such Participant then owes to the Firm and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement.

(i) Severability; Entire Agreement. If any of the provisions of this Plan or any Contract Period Schedule is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby. Neither this Plan nor any Contract Period Schedule shall supersede any other agreement, written or oral, pertaining to the matters covered herein, except to the extent of any inconsistency between this Plan (or a Contract Period Schedule) and any prior agreement, in which case this Plan (and the Contract Period Schedule) shall prevail.

(j) No Third Party Beneficiaries. Neither the Plan nor any Contract Period Schedule shall confer on any person other than the Firm and any Participant any rights or remedies hereunder.

(k) Participating Employers. Each subsidiary or affiliate of GS Inc. that employs a Participant shall adopt this Plan by executing Schedule A (a “Participating Employer”). Except for purposes of determining the amount of each Participant’s Bonus, this Plan shall be treated as a separate plan maintained by each Participating Employer and the obligation to pay the Bonus to each Participant shall be the sole liability of the Participating Employer(s) by which the Participant is employed, and neither GS Inc. nor any other Participating Employer shall have any liability with respect to such amounts.

(l) Successors and Assigns. The terms of this Plan and each Contract Period Schedule shall be binding upon and inure to the benefit of GS Inc., each Participating Employer and their successors and assigns and each permitted successor or assign of each Participant as provided in Section 7(b).

(m) Plan Headings. The headings in this Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.

(n) Construction. In the construction of this Plan, the singular shall include the plural, and vice versa, in all cases where such meanings would be appropriate.

(o) Plan Subject to Stockholder Approval. The 2003 Plan was adopted by the Board on January 16, 2003 and was approved by the stockholders of GS Inc. at GS Inc.’s 2003 Annual Meeting. The Plan, which is an amendment and restatement of the 2003 Plan, was adopted by the Board on January 24, 2006, which adoption was expressly conditioned on the approval of the stockholders of GS Inc. at GS Inc.’s 2006 Annual Meeting in accordance with Section 162(m)(4)(C) of the Code and Treasury Regulation Section 1.162-27(e)(4). No Bonus shall be payable under the Plan absent such stockholder approval. If the amendments are not so approved, then the 2003 Plan shall remain in full force and effect notwithstanding the amendments adopted on January 24, 2006.

IN WITNESS WHEREOF, and as evidence of the adoption of this Plan effective as of November 26, 2005 by GS Inc., it has caused the same to be signed by its duly authorized officer this 25th day of January, 2006.

THE GOLDMAN SACHS GROUP, INC.

By:
Name:
Title:

Annex B

Amended and Restated as of January 2006

Policy Regarding Director Independence Determinations

The Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (together with its consolidated subsidiaries, the “Company”) will determine which of its members are independent for purposes of the NYSE rules on an annual basis at the time the Board approves director nominees for inclusion in the proxy statement issued in connection with the annual meeting of shareholders and, if a director is appointed to the Board between annual meetings, at the time of such appointment. The Board may determine a director to be independent only if the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a director, partner, shareholder and/or officer of an organization that has a relationship with the Company).

The Board, pursuant to the recommendation of the Corporate Governance and Nominating Committee, has established the following standards to assist it in determining independence. Multiple relationships or transactions that individually are deemed immaterial under one or more standards shall not be deemed collectively to create a material relationship that would cause the director not to be independent. However, if a director has a relationship that violates any standard in Paragraphs A or C, then that director will not be considered independent, regardless of whether the relationship would otherwise be deemed not material by any other standard. In the context of the other standards, the fact that a particular relationship or transaction either is not addressed or exceeds the thresholds shall not create a presumption that the director is or is not independent. In that case, the Board will determine whether, after taking into account all relevant facts and circumstances, relationships or transactions that are not addressed or that exceed the thresholds are, in the Board’s judgment, material, and therefore whether the affected director is independent. The Company will explain in its next annual proxy statement for the election of directors the basis for any Board determination that any such relationship or transaction was not material.

Employment/Other Compensation

A.	A director will not be considered independent if:

Employment by the Company

1.	such director is or has been within the last three years an employee, or has an immediate family member (as defined below) who is or has been within the last three years an executive officer (as defined below) of, the Company (other than, with respect to such director, an interim Chairman, CEO or other executive officer);

Direct Compensation from the Company

2.	such director has received during any twelve-month period within the last three years, or has an immediate family member who has received during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, not including (A) director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service); (B) with respect to such director, compensation received for former service as an interim Chairman, CEO or other executive officer; and (C) with respect to an immediate family member, compensation received for service as an employee of the Company (other than an executive officer);

Employment by the Company’s Internal or External Auditor

3.	(A) such director or an immediate family member is a current partner of the Company’s present internal or external auditor; (B) such director is a current employee of such a firm; (C) such director has an immediate family member who is a current employee of such a firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) such director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time; or

Compensation Committee Interlocks

4.	such director or an immediate family member is or has been within the last three years employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

Director Fees

B.	The receipt by a director of director and committee fees, including regular benefits received by other directors, and pension or other forms of deferred compensation for prior service (provided that such compensation is not in any way contingent on continued service), from the Company shall not be deemed to be a material relationship or transaction that would cause such director not to be independent.

Transactions and Other Business Relationships

Payments for Property or Services by Director-Affiliated Entity

C.	A director will not be considered independent if such director is a current employee of, or has an immediate family member who is a current executive officer of, a company or tax-exempt organization that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years of such other company or organization, exceeds the greater of $1 million or 2% of such other company’s or organization’s consolidated gross revenues.

D.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company that has made payments to or received payments from the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the payments made or received during such other company’s last three fiscal years are not in excess of the greater of $1 million or 2% of such other company’s consolidated gross revenues for such other company’s fiscal year in which the payments were made.

Director Interests in Parties Transacting with the Company

E.	A relationship arising solely from a director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such director’s ownership interest does not exceed 5% of the total equity or partnership interests in that other party.

Directors of Companies Transacting with the Company

F.	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another company or tax-exempt organization that engages in a transaction with the Company shall not be deemed a material relationship or transaction that would cause a director not to be independent.

Banking or Financial Relationships between Director-Affiliated Entities and the Company

G.	An extension of credit to, underwriting securities of, or entering into a derivative or commodity transaction or other banking or financial relationship with, a company or tax-exempt organization of which a director is an executive officer shall not be deemed a material relationship or transaction that would cause a director not to be independent if such loan, underwriting, derivative or commodity transaction or other relationship is made or extended on terms and under circumstances, including credit or underwriting standards, that are substantially similar to those prevailing at the time for companies with which the Company has a comparable relationship and that do not have a director of the Company serving as executive officer.

Director Affiliations with Tax-Exempt Organizations That Transact Business with the Company

H.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that has a transaction or other financial relationship with the Company (other than payments covered by Paragraph C and contributions covered by Paragraph I) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such transaction or relationship is on substantially the same terms as those prevailing at the time for similarly-situated organizations that do not have an affiliation with a director of the Company.

Contributions to Tax-Exempt Organizations

I.	A relationship arising solely from a director’s affiliation with a tax-exempt organization that receives contributions from the Company (directly or through The Goldman Sachs Foundation or a similar organization established by the Company) shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as such contributions (other than employee matching contributions) for a particular fiscal year are not in excess of the greater of $1 million or 2% of the organization’s consolidated gross revenues for such fiscal year.

Client Relationships

J.	The ownership by a director of equity securities of the Company, or the maintenance by a director of a brokerage, margin or similar account with, or the purchase of investment services, investment products, securities or similar products and services from, the Company, shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the relationship is on substantially the same terms as those prevailing at the time for similarly-situated persons who are not directors or executive officers of the Company.

K.	The ownership by a director of an interest in a partnership or fund which is sponsored or managed by the Company shall not be deemed to be a material relationship or transaction that would cause a director not to be independent so long as the terms on which such director acquired the interest and participates in the fund are substantially the same terms as those prevailing at the relevant time for similarly-situated persons who are not directors or executive officers of the Company.

Indebtedness

L.	A relationship arising solely from a director’s status as an executive officer, employee or equity owner of a company to which the Company was indebted at the end of the Company’s last full fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent so long as the aggregate amount of the indebtedness is not in excess of 5% of the Company’s total consolidated assets.

Other

M.	Any other relationship or transaction that is not covered by any of the standards listed above and in which the amount involved does not exceed $10,000 in any fiscal year shall not be deemed a material relationship or transaction that would cause a director not to be independent.

N.	Any relationship or transaction between an immediate family member of a director and the Company shall not be deemed a material relationship or transaction that would cause the director not to be independent if the above standards would permit the relationship or transaction to occur between the director and the Company.

Definitions: For purposes of these guidelines:

“company” includes for-profit organizations and excludes tax-exempt organizations.

“Executive officer” means an entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity. See Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended.

“Immediate family members” of a director means the director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the look-back provisions of the standards, persons who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

Annex C

Amended and Restated as of January 2006

Audit Committee Charter

Purpose of Committee

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of The Goldman Sachs Group, Inc. (the “Company”) is to:

(a)	assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications, independence and performance, (iv) the performance of the Company’s internal audit function, (v) the Company’s internal control over financial reporting, and (vi) the Company’s management of market, credit, liquidity and other financial and operational risks;

(b)	decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and

(c)	prepare the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement.

Committee Membership

The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall each have been determined by the Board to be “independent” under the rules of the New York Stock Exchange, Inc. and under Section 301 of the Sarbanes-Oxley Act of 2002 (the “2002 Act”) and the rules promulgated thereunder. The Board shall also determine that each member is “financially literate” and that at least one member has “accounting or related financial management expertise,” in each case as such qualifications are defined by the New York Stock Exchange, Inc., and whether any member of the Committee is an “audit committee financial expert” as defined by the SEC (and if no member is an “audit committee financial expert”, the reason for not having an audit committee financial expert on the Committee). If the Board determines that a member of the Committee is an audit committee financial expert, it may presume that such member has accounting or related financial management expertise. No director may serve as a member of the Committee if such director serves on the audit committees of more than two other public companies unless the Board determines that such simultaneous service would not impair the ability of such director to serve effectively on the Committee, and discloses this determination in the Company’s annual proxy statement. No member of the Committee may (except in his or her capacity as a member of the Committee, the Board or any other Board committee) receive, directly or indirectly, any consulting, advisory or other compensatory fee from the Company, other than fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service).

Members shall be appointed by the Board based on the recommendations of the Corporate Governance and Nominating Committee and shall serve at the pleasure of the Board and for such term or terms as the Board may determine.

Committee Structure and Operations

The Board, taking into account the views of the Chairman of the Board, shall designate one member of the Committee as its chairperson. The Committee shall meet at least once during each fiscal quarter, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

The Committee may invite such members of management and other persons to its meetings as it may deem desirable or appropriate. The Committee shall report regularly to the Board summarizing the Committee’s actions and any significant issues considered by the Committee.

Committee Duties and Responsibilities

The following are the duties and responsibilities of the Committee:

1.	To meet with the independent auditors and the Company’s management, Director of Internal Audit and such other personnel as it deems appropriate and discuss such matters as it considers appropriate, including the matters referred to below. The Committee must meet separately with the independent auditors, the Company’s management, and the Director of Internal Audit periodically, normally at least once each fiscal quarter.

2.	To decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors. The Committee shall monitor and evaluate the auditors’ qualifications, performance and independence on an ongoing basis, and shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolving disagreements between management and the auditor regarding financial reporting). In conducting such evaluations, the Committee shall:

•	At least annually, obtain and review a report by the independent auditors describing: the auditors’ internal quality-control procedures; any material issues raised by the most recent internal quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company (including information the Company determines is required to be disclosed in the Company’s proxy statement as to services for audit, audit-related, tax and other services, if any, provided to the Company and those disclosures required by Independence Standards Board Standard No. 1, as it may be modified or supplemented).

•	Discuss with the independent auditors any disclosed relationships or services that may impact the objectivity or independence of the independent auditors.

•	Review and evaluate the qualifications, performance and independence of the lead partner of the independent auditors.

•	Take into account the opinions of management and the Director of Internal Audit.

•	Discuss with management the timing and process for implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

The Committee shall present its conclusions with respect to the independent auditors to the Board for its information at least annually.

3.	To decide whether to appoint and retain and be directly responsible for the compensation and oversight of the work of any registered public accounting firm, other than the independent auditors, engaged by the Company to perform audit, review or attest services for the Company or its consolidated entities.

4.	To obtain from the independent auditors in connection with any audit report filed with the SEC, a report relating to the Company’s annual audited financial statements describing all critical accounting policies and practices to be used, all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors, and any material written communications between the independent auditors and management, such as any “management” letter or schedule of unadjusted differences.

5.

To review and discuss with management and the independent auditors the Company’s annual audited financial statements and quarterly financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures,” and to discuss with the Company’s Chief Executive Officer and Chief Financial Officer (a) their certifications to be provided pursuant to Sections 302 and 906 of the 2002 Act, including whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented and whether any significant deficiencies and material weaknesses exist in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, or any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting and (b) management’s report on internal control over financial reporting pursuant to Section 404 of the 2002 Act. The Committee shall discuss, as applicable: (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; and (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

6.	To discuss with the independent auditors on at least an annual basis the matters required to be discussed by Statement of Accounting Standards No. 61, as it may be modified or supplemented, as well as any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors’ activities or access to requested information, and any significant disagreements with management. Among the items the Committee will consider discussing with the independent auditors are: any accounting adjustments that were noted or proposed by the independent auditors but were “passed” (as immaterial or otherwise); any communications between the audit team and the independent auditor’s national office with respect to auditing or accounting issues presented by the engagement; and any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company. The discussion shall also include the responsibilities, budget and staffing of the Company’s internal audit function.

7.	To discuss with management earnings press releases and to review generally the type and presentation of information to be included in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information).

8.	To review generally with management the type and presentation of any financial information and earnings guidance provided to analysts and rating agencies.

9.	To review with management and, as appropriate, the independent auditors periodically, normally on at least an annual basis:

•	The independent auditors’ annual audit scope, risk assessment and plan.

•	The form of independent auditors’ report on the annual financial statements and matters related to the conduct of the audit under the standards of the Public Company Accounting Oversight Board (United States).

•	Comments by the independent auditors on internal controls and significant findings and recommendations resulting from the audit.

10.	To discuss with management periodically, normally on at least an annual basis:

•	The appointment of the Director of Internal Audit.

11.	To discuss with management and the Director of Internal Audit periodically, normally on at least an annual basis:

•	The Internal Audit Charter.

•	The adequacy of the Company’s internal controls.

•	The annual internal audit plan, control risk assessment, and significant findings and recommendations and management’s responses thereto.

•	Internal audit staffing and compensation.

•	The internal audit function and responsibilities and any scope restrictions encountered during the execution of internal audit responsibilities.

•	Procedures and controls around the firm’s major risk management committees and processes in accordance with SEC requirements under the Consolidated Supervised Entities (“CSE”) framework.

12.	To review the procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters, and to assess compliance with these procedures.

13.	To review the policies governing the hiring by the Company of any current or former employee of the Company’s independent auditors, and to assess compliance with these policies. These policies provide, among other things, that no former employee of the independent auditors who was a member of the Company’s audit engagement team may undertake a financial reporting oversight role at the Company within one year of the date of the commencement of procedures for a review or audit.

14.	To discuss with management periodically management’s assessment of the Company’s market, credit, liquidity and other financial and operational risks, and the guidelines, policies and processes for managing such risks.

15.	To review and monitor the adequacy of the structures, policies and procedures that the Company has developed to assure the integrity of its investment research, including compliance with the requirements of Sections I.3 and I.5 of Addendum A to the global research settlement to which the Company is a party. As part of this process, the Committee shall meet periodically with the Company’s investment research ombudsman, senior management of Global Investment Research and such other individuals within the Company who are charged with overseeing the Company’s performance with respect to the investment research area as the Committee may determine.

16.	To discuss with one of the Company’s General Counsel and/or Chief Compliance Officer any significant legal, compliance or regulatory matters that may have a material impact on the Company’s business, financial statements or compliance policies.

17.	To obtain assurance from the independent auditors that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

18.	To produce the report and evaluation described under “Committee Reports” below.

19.	To discharge any other duties or responsibilities delegated to the Committee by the Board from time to time.

Committee Reports

The Committee shall produce the following report and evaluation and provide them to the Board:

1.	Any report, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC for inclusion in the Company’s annual proxy statement.

2.	An annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions the Committee deems necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

Delegation to Subcommittee

The Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided that any such approvals are presented to the Committee at its next scheduled meeting.

Resources and Authority of the Committee

The Committee shall have the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.

THE GOLDMAN SACHS GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE 2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2006

The undersigned hereby appoints Henry M. Paulson, Jr., Lloyd C. Blankfein and John H. Bryan, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of Common Stock of The Goldman Sachs Group, Inc. held of record by the undersigned on January 30, 2006, at the 2006 Annual Meeting of Shareholders to be held on March 31, 2006 and at any adjournment or postponement thereof. The undersigned hereby further authorizes such proxies to vote in their discretion upon such other matters as may properly come before such Annual Meeting and at any adjournment or postponement thereof. Receipt of the Notice of the 2006 Annual Meeting of Shareholders and Proxy Statement is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed by you. If you sign and return this proxy but do not give any direction, this proxy will be voted “FOR” Proposals (1), (2) and (3) and in the discretion of the proxies upon such other matters as may properly come before the Annual Meeting.

In order for your vote to be submitted by proxy, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this proxy in order that, in either case, your vote is received no later than 11:59 p.m. New York City time on March 30, 2006. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

Ù FOLD AND DETACH HERE Ù

In their discretion, the proxies named on the front of this card are authorized to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof, and for the election of a person to serve as director if any of the nominees below is unable to serve.	Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1), (2) and (3):	The Board Recommends ê			The Board Recommends ê
(1) Election to the Board of Directors of the 11 nominees named below: 01 Lloyd C. Blankfein 02 Lord Browne of Madingley	FOR all nominees listed	WITHHOLD* authority to vote for all nominees listed	(2) Approval of an amendment to The Goldman Sachs Restricted Partner Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
03 John H. Bryan 04 Claes Dahlbäck 05 Stephen Friedman 06 William W. George 07 James A. Johnson 08 Lois D. Juliber 09 Edward M. Liddy 10 Henry M. Paulson, Jr. 11 Ruth J. Simmons	☐	☐		The Board Recommends ê
			(3) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our 2006 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

* Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Date

IMPORTANT: Please sign this proxy card exactly as your name or names appears elsewhere on this card. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a general partner should sign the full partnership name.

...

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK ««« EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET http://www.proxyvoting.com/gs		VOTE BY TELEPHONE U.S. and Canada: 1-866-540-5760		VOTE BY MAIL • Mark, properly sign and date this Proxy Card. • Return this Proxy Card in the accompanying envelope.
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on March 30, 2006. • Have this Proxy Card in hand. • Follow the simple instructions.	OR

(TOLL-FREE)

International: 1-201-680-6599

•      Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 11:59 p.m. New York City time on March 30, 2006.

•      Have this Proxy Card in hand.

•      Follow the simple instructions.

OR

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner and to the same extent as if you marked,

signed and returned this Proxy Card by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE,

PLEASE DO NOT MAIL THIS PROXY CARD.

THE GOLDMAN SACHS GROUP, INC.

BALLOT FOR THE PRELIMINARY VOTE OF SHARES OF COMMON STOCK SUBJECT

TO THE VOTING PROVISIONS OF THE SHAREHOLDERS’ AGREEMENT, TO BE CAST IN CONNECTION

WITH THE 2006 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 31, 2006

This ballot relates to the 2006 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. and covers all shares of Common Stock beneficially owned by you on January 30, 2006 and subject to the voting provisions of the Amended and Restated Shareholders’ Agreement, dated as of June 22, 2004, as it may be amended from time to time, to which you are a party.

In order for your vote to be counted, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form in order that, in either case, your vote is received no later than 5:00 p.m. New York City time on March 17, 2006. If you sign and return this ballot but do not give any direction, your ballot will be voted “FOR” Proposals (1), (2) and (3).

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

Ù FOLD AND DETACH HERE Ù

Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1), (2) and (3):	The Board Recommends ê			The Board Recommends ê
(1) Election to the Board of Directors of the 11 nominees named below: 01 Lloyd C. Blankfein 02 Lord Browne of Madingley	FOR all nominees listed	WITHHOLD* authority to vote for all nominees listed	(2) Approval of an amendment to The Goldman Sachs Restricted Partner Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
03 John H. Bryan 04 Claes Dahlbäck 05 Stephen Friedman 06 William W. George 07 James A. Johnson 08 Lois D. Juliber 09 Edward M. Liddy 10 Henry M. Paulson, Jr. 11 Ruth J. Simmons	☐	☐		The Board Recommends ê
			(3) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our 2006 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

* Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

Signature	Date

IMPORTANT: Please sign this ballot exactly as your name or names appears elsewhere on this ballot. Joint tenants should each sign. When signing as attorney, executor, administrator, trustee, guardian or other similar capacity, please give your full title as such. If the signature is by a corporation, a duly authorized officer of the corporation should sign in full the corporate name. If the signature is by a partnership, a general partner should sign the full partnership name.

...

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK ««« EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET http://www.proxyvoting.com/goldman		VOTE BY TELEPHONE U.S. and Canada: 1-866-540-5760		VOTE BY MAIL • Mark, properly sign and date this Ballot. • Return this Ballot in the accompanying envelope.
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 17, 2006. • Have this Ballot in hand. • Follow the simple instructions.	OR

(TOLL-FREE)

International: 1-201-680-6599

•      Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 17, 2006.

•      Have this Ballot in hand.

•      Follow the simple instructions.

OR

Your Internet or telephone vote casts your vote in the same

manner and to the same extent as if you marked,

signed and returned this ballot by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE,

PLEASE DO NOT MAIL THIS BALLOT.

THE GOLDMAN SACHS GROUP, INC.

THIS VOTING INSTRUCTION FORM IS BEING PROVIDED TO YOU ON BEHALF OF THE

BOARD OF DIRECTORS FOR THE 2006 ANNUAL MEETING OF SHAREHOLDERS TO

BE HELD ON MARCH 31, 2006

The undersigned hereby authorizes and directs State Street Bank and Trust Company, Trustee of the Goldman Sachs Stock Fund under the Goldman, Sachs & Co. Employees’ Profit Sharing Retirement Income Plan (the “Plan”), to vote in person or by proxy all shares credited to my account as of the January 30, 2006 record date, at the 2006 Annual Meeting of Shareholders to be held on March 31, 2006, or at any adjournments or postponements thereof.

You must indicate how the shares allocated to your account are to be voted by the Trustee by Internet or telephone or by checking the boxes on the reverse side of this form. If you (i) sign and return this form but do not give any direction or (ii) fail to sign and return this form or vote by Internet or telephone, your shares will be voted in the same proportion as the shares held under the Plan for which instructions are received.

In order for the Trustee to vote your shares, you must (i) properly complete the Internet or telephone voting instructions or (ii) properly complete and return this form so that, in either case, your voting instructions are received no later than 5:00 p.m. New York City time on March 29, 2006.

(Continued, and to be marked, dated and signed, on other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

...

Ù FOLD AND DETACH HERE Ù

Mark Here for Address Change or Comments	☐

PLEASE SEE REVERSE SIDE

The Board of Directors recommends a vote FOR proposals (1), (2) and (3):	The Board Recommends ê			The Board Recommends ê
(1) Election to the Board of Directors of the 11 nominees named below: 01 Lloyd C. Blankfein 02 Lord Browne of Madingley	FOR all nominees listed	WITHHOLD* authority to vote for all nominees listed	(2) Approval of an amendment to The Goldman Sachs Restricted Partner Compensation Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐
03 John H. Bryan 04 Claes Dahlbäck 05 Stephen Friedman 06 William W. George 07 James A. Johnson 08 Lois D. Juliber 09 Edward M. Liddy 10 Henry M. Paulson, Jr. 11 Ruth J. Simmons	☐	☐		The Board Recommends ê
			(3) Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for our 2006 fiscal year.	FOR ☐	AGAINST ☐	ABSTAIN ☐

* Instruction: To withhold authority to vote for one or more individual nominees, write the name(s) of such person(s) here:

Signature	Date

IMPORTANT: Please sign this form exactly as your name appears elsewhere on this form.

...

Ù FOLD AND DETACH HERE Ù

VOTE BY INTERNET OR TELEPHONE

QUICK ««« EASY ««« IMMEDIATE

YOUR VOTE IS VERY IMPORTANT TO US AND TO OUR OTHER SHAREHOLDERS.

YOU MAY CAST YOUR VOTE IN ANY ONE OF THE THREE FOLLOWING WAYS:

VOTE BY INTERNET http://www.proxyvoting.com/gsf		VOTE BY TELEPHONE U.S. and Canada: 1-866-540-5760		VOTE BY MAIL • Mark, properly sign and date this form. • Return this form in the accompanying envelope.
• Use the Internet to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 29, 2006. • Have this form in hand. • Follow the simple instructions.	OR

(TOLL-FREE)

International: 1-201-680-6599

•      Use any touch-tone phone to cast your vote 24 hours a day, 7 days a week, through 5:00 p.m. New York City time on March 29, 2006.

•      Have this form in hand.

•      Follow the simple instructions.

OR

Your Internet or telephone vote authorizes the named Trustee to vote your shares in the same manner and to the same extent as if you marked,

signed and returned this form by mail.

IF YOU VOTE BY INTERNET OR TELEPHONE,

PLEASE DO NOT MAIL THIS FORM.

The Goldman Sachs Group, Inc.

85 Broad Street

New York, New York 10004

Notice of Preliminary Vote in Connection with the

2006 Annual Meeting of Shareholders

February 27, 2006

In accordance with the voting provisions of the Shareholders’ Agreement, dated May 7, 1999 and amended and restated June 22, 2004, among The Goldman Sachs Group, Inc. (“Goldman Sachs”) and the Covered Persons listed on Appendix A thereto, a preliminary vote concerning the matters to be voted upon at the 2006 Annual Meeting of Shareholders of Goldman Sachs will be concluded on Friday, March 17, 2006 at 5:00 p.m., New York City time.

The record date for the determination of shareholders entitled to vote in the preliminary vote, or any adjournments or postponements thereof, was the close of business on January 30, 2006. Additional information regarding the matters to be acted upon at the Annual Meeting with respect to which this preliminary vote is being conducted can be found in the accompanying Proxy Statement.

To the extent your private foundation and/or U.S. estate planning entity owned any Goldman Sachs shares as of the January 30, 2006 record date, such shares are not voted in the preliminary vote described above but are instead entitled to be voted at the Annual Meeting and are covered by the separate proxy card (or cards) included in this package.

The Shareholders’ Committee

Under the Shareholders’ Agreement

New York, New York

PLEASE MARK, SIGN, DATE AND RETURN YOUR BALLOT AND PRIVATE FOUNDATION AND/OR

ESTATE PLANNING ENTITY PROXY CARD(S), IF APPLICABLE, IN THE ENCLOSED ENVELOPE

OR SUBMIT YOUR VOTE(S) BY TELEPHONE OR THE INTERNET

M E M O R A N D U M

TO:	Estate Planning Entities Owning PMD Discount Stock Program Shares

FROM:	Beverly L. O’Toole

DATE:	February 27, 2006

RE:	Proxy Material for the March 31, 2006 Annual Meeting of Shareholders

Pursuant to the voting provisions of the Shareholders’ Agreement, any shares that you received under the PMD Discount Stock Program (“PMD DSP shares”) that were owned by estate planning entities as of January 30, 2006 generally are not entitled to be voted in the Preliminary Vote as described in the Shareholders’ Agreement (in which current GS PMDs participate) but shall be voted at the annual meeting of shareholders in accordance with the results of the Preliminary Vote. Accordingly, this proxy material does not include a ballot or proxy card to vote these PMD DSP shares.

If you have any questions, please do not hesitate to contact me (212-357-1584).

M E M O R A N D U M

TO:	[Entity Name]

CC:	[Name]

FROM:	Beverly L. O’Toole

DATE:	February 27, 2006

RE:	Preliminary Vote under the Shareholders’ Agreement

The GS shares that are owned by [Entity Name] and were originally acquired by [Name] are entitled to vote in the preliminary vote under the Shareholders’ Agreement. The attached ballot covers such shares owned by this entity, and the ballot and other proxy material are being sent to [Name] as [trustee][director]. [Name] should coordinate with any other [trustees][directors] of the entity to ensure that the shares are voted properly on behalf of the entity.

If you have any questions, please do not hesitate to call me (212-357-1584).

E-MAIL

Dear Shareholder,

The 2006 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on March 31, 2006. This e-mail is being sent to all Goldman Sachs employees who owned shares of The Goldman Sachs Group, Inc. in an account at Mellon on January 30, 2006 as a result of deliveries under Goldman Sachs equity-based awards. It contains a link to the Annual Meeting proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your shares.

If you own shares in an account at Goldman, Sachs & Co., you will receive, at the address for your Goldman, Sachs & Co. account, paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail. If you own shares through the Goldman Sachs Retirement Plan’s Stock Fund, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote your Stock Fund shares.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*   *   *   *   *

The Control Number to vote your shares held at Mellon is: XXXXXXXXXX

You can connect to the electronic voting site for shares held at Mellon at: http://www.proxyvoting.com/gs

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2005_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2006_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs employees. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon.com and these documents will be mailed to you at the address we have on file for you.

Thank you,

Mellon Investor Services

E-MAIL

Dear Shareholder,

The 2006 Annual Meeting of Shareholders of The Goldman Sachs Group, Inc. will be held on March 31, 2006. This e-mail is being sent to all Goldman Sachs employees who owned shares of The Goldman Sachs Group, Inc. through the Goldman Sachs Retirement Plan’s Stock Fund on January 30, 2006. It contains a link to the Annual Meeting proxy materials, a link to the Internet voting site and the unique Control Number that you will need to vote your Stock Fund shares.

If you own shares in an account at Mellon, you will receive a separate e-mail containing a different Internet voting site link and Control Number to vote those shares. If you own shares in an account at Goldman, Sachs & Co., you will receive, at the address for your Goldman, Sachs & Co. account, paper copies of your proxy materials and instructions on how to vote those shares by Internet, phone or mail.

Your vote is important to Goldman Sachs, so please vote at your earliest convenience.

*   *   *   *   *

The Control Number to vote your Stock Fund shares is: XXXXXXXXXX

You can connect to the electronic voting site for Stock Fund shares at: http://www.proxyvoting.com/gsf

There is a link from the Internet voting site to the Annual Report and Proxy Statement. You may also view these documents at:

Annual Report: http://www.gs.com/2005_Annual_Report

Proxy Statement: http://www.gs.com/Proxy_Statement_for_2006_Annual_Meeting

A printed copy of the Annual Report is being distributed to Goldman Sachs employees. If you would like to receive a printed copy of the Proxy Statement and/or voting forms, please send an e-mail to gspi@mellon.com and these documents will be mailed to you at the address we have on file for you.

Thank you,

Mellon Investor Services

E-MAIL

TO:	PMDs Subject to the Voting Provisions of the Shareholders’ Agreement

FROM:	Beverly O’Toole

RE:	Annual Shareholders’ Meeting

Shares of Goldman Sachs common stock owned by you individually or jointly with your spouse on January 30, 2006 (“Voting Shares”) are subject to the voting provisions of the Shareholders’ Agreement and, as a result, are eligible to be voted in a “preliminary vote” to be held prior to the March 31, 2006 Goldman Sachs Annual Shareholders’ Meeting. On February 27 (or shortly thereafter) we will send proxy material to you via interoffice mail. This material will include instructions on how to vote in the preliminary vote by Internet, telephone or mail. If you have not received your proxy material by March 8 and/or if you want us to send an additional set of your proxy material to another address (e.g., your home), please contact Chris Scarola (212-902-1451).

You should note the following regarding the preliminary vote:

•	The preliminary vote will close on Friday, March 17 at 5:00 p.m.; any votes received after that time will not be counted.

•	All Voting Shares – whether or not voted in the preliminary vote – will be voted at the annual meeting in accordance with the results of the preliminary vote.[1]

•	Generally, Goldman Sachs shares owned as of January 30 through a private foundation, estate planning entity and the Goldman Sachs Retirement Plan are voted directly at the annual meeting and are not Voting Shares nor part of the preliminary vote. A proxy card (or cards) covering private foundation and estate planning shares will be included with your preliminary vote interoffice mailing, and proxy materials covering Retirement Plan shares will be sent to you in an email from Mellon Investor Services (Goldman Sachs’ transfer agent).[2]

If you have any questions regarding your proxy material, please call me at 212-357-1584.

In connection with the Shareholders’ Agreement, we are required to make periodic filings with the SEC that represent that each party to that agreement has not, during the last five years, (i) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding been or become subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws, or finding any violation with respect to such laws. If you have any such convictions or have been party to such a proceeding, please notify Greg Palm, Esta Stecher or me immediately. You should also notify one of us immediately if such an event occurs in the future.

Thank you,

Beverly L. O’Toole

[1]	The Shareholders’ Committee is also authorized to vote all Voting Shares on any matters that properly come before the Annual Shareholders’ Meeting and that are not covered by the preliminary vote in a manner that is consistent with the preliminary vote.
[2]	Shares received under the PMD Discount Plan and owned by an estate planning entity are not entitled to vote in the preliminary vote (but are voted at the Annual Meeting in accordance with the results of the preliminary vote) and accordingly you will not receive a proxy card for these shares.